UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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THE PMI GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVITATION TO ANNUAL MEETING

OF STOCKHOLDERS

THE PMI GROUP, INC.

April 12, 2006

Dear Stockholder,

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of The PMI Group, Inc. to be held on Thursday, May 18, 2006, at 9:00 a.m. Pacific daylight time, at our headquarters located at 3003 Oak Road in Walnut Creek, California.

We look forward to greeting our stockholders. As explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the purposes of the meeting are:

1.	The election of directors.

2.	The ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2006.

3.	Approval of an amendment to our Employee Stock Purchase Plan.

4.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR the nominees for director identified in the Proxy Statement; FOR ratification of the appointment of Ernst & Young LLP as independent auditors; and FOR approval of the amendment to our Employee Stock Purchase Plan.

At the meeting, we will report on our business and there will be an opportunity for you to ask questions.

WHETHER OR NOT YOU EXPECT TO ATTEND, TO ENSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. STOCKHOLDERS OF RECORD MAY ALSO GIVE THEIR PROXY BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

/s/ W. Roger Haughton
W. Roger Haughton
Chairman of the Board of Directors and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The PMI Group, Inc., a Delaware corporation, will be held on Thursday, May 18, 2006, at 9:00 a.m. Pacific daylight time, at our headquarters located at 3003 Oak Road, Walnut Creek, California 94597, for the following purposes:

1.	To elect directors to serve until the next annual election and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2006;

3.	To approve an amendment to our Employee Stock Purchase Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Victor J. Bacigalupi
Victor J. Bacigalupi
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

April 12, 2006

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE,

SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being mailed on or about April 12, 2006 in connection with the solicitation of proxies on behalf of the Board of Directors of The PMI Group, Inc., a Delaware corporation (“PMI” or the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, May 18, 2006 at 9:00 a.m. Pacific time at our headquarters located at 3003 Oak Road, Walnut Creek, California and at any adjournment or postponement thereof (the “Annual Meeting”).

Our principal executive office is located at 3003 Oak Road, Walnut Creek, California 94597. The telephone number at that address is (925) 658-7878.

RECORD DATE AND SHARES OUTSTANDING.    The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is March 31, 2006 (the “Record Date”). As of the close of business on that date, approximately 89,340,482 shares of common stock were outstanding and eligible to vote at the Annual Meeting.

REVOCABILITY OF PROXIES.    A proxy is revocable by written notice delivered to the Secretary of PMI at our principal executive office at any time before it is voted and may also be revoked by signing and delivering a proxy with a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION.    For each matter that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock registered in the stockholder’s name as of the close of business on the Record Date. The Chairman of the Board will announce the opening and closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted. Instead of submitting a signed proxy card, stockholders of record may submit their proxies by telephone using the control number and instructions accompanying the proxy card. Telephonic voting may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian. The enclosed proxy is solicited by our Board of Directors. If the proxy is properly executed and returned, and choices are specified, the shares represented thereby will be voted at the Annual Meeting in accordance with those instructions. If no choices are specified, a properly executed proxy will be voted as follows:

FOR –	election to the Board of the 14 individuals nominated by the Board of Directors;

FOR –	ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2006;

FOR –	approval of an amendment to our Employee Stock Purchase Plan; and

Any other business that may properly come before the meeting will be voted at the discretion of the proxy holder.

A quorum is necessary to conduct the business of the Annual Meeting. The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by PMI to act as election inspectors for the Annual Meeting. Withhold votes, abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial stockholder and your broker holds your shares in its name, under the rules of the New York Stock Exchange and the Nasdaq Stock Market the broker is generally permitted to vote your shares on the election of directors and the ratification of Ernst & Young LLP as our independent auditors, even if the broker does not receive voting instructions from you. With respect to the proposed amendment to our Employee Stock Purchase Plan, a broker would not be permitted to vote your shares without instructions from you.

A plurality of the votes cast is required for the election of directors (Item 1). This means that the 14 nominees who receive the most votes will be elected to the 14 open directorships even if they get less than a majority of the votes cast. Under The PMI Group, Inc. Board of Directors Guidelines on Significant Corporate Governance Issues (“Governance Guidelines”), if a nominee receives a greater number of withhold votes than affirmative votes, the nominee must submit his/her resignation for the Board’s consideration promptly following certification of the shareholder vote. See Section 22 of the Governance Guidelines attached to this Proxy Statement in Appendix A. Abstentions and broker non-votes will have no effect on the outcome of the vote on this matter.

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter is required for the ratification of the appointment of Ernst & Young LLP as independent auditors (Item 2). Abstentions will effectively count as a vote against ratification of the appointment of Ernst & Young LLP as independent auditors. Broker non-votes will have no effect on the outcome of the vote on this matter.

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter is required for approval of the amendment to our Employee Stock Purchase Plan (Item 3). Abstentions will effectively count as a vote against the amendment. Broker non-votes will not have any effect on the outcome of the vote on this matter.

If you are a participant in our Savings and Profit Sharing Plan or Alternate 401(k) Plan (together, the “401(k) Plans”), you will receive a separate proxy that applies to the shares you own through the 401(k) Plans. Your proxy will serve as a voting instruction for the 401(k) Plans’ trustees. If no choices are specified, a properly executed proxy will be voted by the 401(k) Plans’ Investment Committees. If you own shares through the 401(k) Plans and you do not vote, the 401(k) Plans’ Investment Committees will vote those shares.

The cost of this solicitation will be borne by PMI. MacKenzie Partners, Inc. has been retained by PMI to assist in the solicitation of proxies at an estimated fee of $6,000 plus reimbursement of reasonable expenses. In addition, PMI may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in mailing solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, but we will not additionally compensate our directors, officers or other employees for these services. Solicitation may be conducted in person, by telephone, by email, by facsimile or by any other means of communication.

Our Annual Report to Stockholders for the year ended December 31, 2005 has been mailed with this document. Stockholders should refer to the Annual Report to Stockholders for financial and other information about our activities. However, the Annual Report to Stockholders is not incorporated by reference into this Proxy Statement and is not to be deemed a part of this Proxy Statement.

Our bylaws and proxy rules promulgated by the Securities and Exchange Commission (“SEC”) provide that stockholders may submit nominations for directors at an annual meeting if they comply with certain requirements. Any nomination for director submitted by a stockholder must have been received by the Secretary of PMI at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting to be considered timely. PMI has not received any nominations for directors from stockholders. Stockholders were also entitled to present proposals for inclusion in our Proxy Statement and form of proxy for the Annual Meeting by writing to the Secretary of PMI by December 16, 2005. Stockholders who wished to submit proposals or director nominations not included in the Proxy Statement and proxy must have done so between January 19, 2006 and February 18, 2006. PMI has not received any proposals from stockholders.

ITEM 1:    ELECTION OF DIRECTORS

A Board of 14 directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the 14 nominees named below. All of the nominees are presently directors of the Company. Richard L. Thomas, a current member of our Board of Directors, has indicated his intent to leave the Board after the Annual Meeting and accordingly, he has not been nominated to stand for re-election. Each person elected will serve a one-year term as a director until the next annual meeting and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each nominee has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. However, if at the Annual Meeting any of the nominees named below is not available to serve as a director (an event that the Board of Directors does not anticipate), the proxies will be voted for the election of such other person or persons as the proxy holders may designate, unless the Board of Directors, in its discretion, reduces the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NAMED BELOW, AND UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXY WILL BE VOTED FOR THE NOMINEES.

NOMINEES FOR DIRECTOR OF THE PMI GROUP. Set forth below is certain information for each nominee, based on data furnished by them.

MARIANN BYERWALTER, 45, has been one of our directors since May 2001. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC, a privately-held advisory services firm. Ms. Byerwalter served as Chief Financial Officer and Vice President for Business Affairs of Stanford University from February 1996 through February 2001. Prior to joining Stanford University, she was a partner and co-founder of America First Financial Corporation from 1987 through January 1996. Ms. Byerwalter was also the Chief Operating Officer, Chief Financial Officer and a director of America First Eureka Holdings, the holding company for EurekaBank, a publicly-traded institution. She was the Chief Financial Officer of EurekaBank from 1993 to 1996 and was a member of its board of directors from 1988 until the company was sold in 1998. Ms. Byerwalter currently serves on the boards of certain investment companies affiliated with Charles Schwab Corp., Redwood Trust, Inc., Pacific LifeCorp and America First Companies. She serves as a director and as Chairman of the board of the Stanford Hospital & Clinics and a director and Chair of the audit committee of the Lucile Packard Children’s Hospital. She also serves on the board of trustees of Stanford University. She is Vice Chair of our Audit Committee and a member of our Governance and Nominating Committee.

DR. JAMES C. CASTLE, 69, has been one of our directors since May 1997. Dr. Castle is currently President and Chief Executive Officer of Castle Information Technologies, LLC, a provider of information technology and board of director consulting services. Dr. Castle was Chairman and Chief Executive Officer of DST Systems of California, Inc. (formerly known as USCS International, Inc.) from 1992 until he retired in April 2002. Dr. Castle served as Chief Executive Officer and director of Teradata Corporation from August 1991 through April 1992. Dr. Castle also serves on the boards of ADC Telecommunications, Inc., Southwest Water Co. and VeriFone Holdings, Inc. He is a member of our Audit Committee.

CARMINE GUERRO, 64, has been one of our directors since August 2002. Mr. Guerro has been Chairman of Grosvenor Americas Limited, a private property development and investment company, since March 2002. Prior thereto, he was a partner at PricewaterhouseCoopers for 26 years, holding a variety of positions including Vice Chairman of Client Service and Managing Partner of the Western Region. He was also a member of the Executive Committee of the firm. Mr. Guerro’s past civic board affiliations include President of the International Diplomacy Council of the Bay Area, Chairman of the University of California at Berkeley Business School Professional Accounting Program and member of the board of directors for the Bay Area Council. He is Chair of our Audit Committee.

W. ROGER HAUGHTON, 58, is Chairman of the Board and Chief Executive Officer of PMI and Chairman of PMI Mortgage Insurance Co. He brings more than 35 years of experience to his positions. Mr. Haughton joined us in 1985 from Allstate Insurance Company, where he held various underwriting positions since 1969. He became President and Chief Executive Officer of PMI Mortgage Insurance Co. in January 1993. He became President, Chief Executive Officer and a director of PMI when PMI went public in April 1995, and was elected Chairman of the Board in May 1998. PMI has announced that Mr. Haughton will retire as CEO of PMI on June 1, 2006, and, pending his re-election, he will remain as Chairman of the Board until the 2007 Annual Stockholders Meeting. A graduate of the University of California at Santa Barbara, Mr. Haughton holds a B.A. in economics. He is a past President of the Mortgage Insurance Companies of America, the industry trade association for the mortgage insurance industry. Mr. Haughton has a long history of active volunteerism with various affordable housing organizations. Mr. Haughton has served as a member of the boards of directors of Habitat for Humanity International and the National Council of La Raza. He serves as Chairman of the Board of trustees, and is a former Chairman, of Social Compact, a Washington D.C. organization dedicated to promoting revitalization of America’s inner cities. He is also on the executive committee and board of San Francisco’s Bay Area Council. Mr. Haughton is a trustee for the University of California at Santa Barbara, and he also serves on the policy advisory boards for both the Fisher Center for Real Estate & Urban Economics at the University of California at Berkeley and the School of Real Estate at the University of San Diego. He is a member of our Financial Guaranty Oversight Committee.

WAYNE E. HEDIEN, 72, has been one of our directors since January 1995 and was a director of PMI Mortgage Insurance Co. from February 1983 through May 1990 and from April 1992 through January 1995. Mr. Hedien was the Chairman of the Board of Allstate Insurance Company from July 1989 through December 1994 and was elected to the same position with The Allstate Corporation in March 1993 in preparation for The Allstate Corporation’s initial public offering. He held a variety of senior executive positions with Allstate Insurance Company and its affiliates prior to his retirement in December 1994. He is also on the board of directors of the Morgan Stanley Funds and is Vice Chairman of the board of trustees of the Field Museum of Chicago. He is Vice Chair of our Governance and Nominating Committee and a member of our Investment and Finance Committee.

LOUIS G. LOWER II, 60, has been one of our directors since May 2001. Mr. Lower has been President and Chief Executive Officer and a director of Horace Mann Educators Corporation, a multiline insurance corporation focusing on the retirement planning and personal insurance needs of the educational community, since February 2000. Before joining Horace Mann, Mr. Lower served as Chairman and Chief Executive Officer of Allstate Life Insurance Company and was a director of Allstate Insurance Company, Allstate Life Insurance Company and Allstate Federal Savings Bank. Prior to being elected Chairman of Allstate Life Insurance Company in 1999, Mr. Lower served as that company’s President and Chief Executive Officer from 1990 and as Senior Vice President, Treasurer and Chief Investment Officer of both Allstate Life Insurance Company and Allstate Insurance Company from 1986 to 1989. Mr. Lower joined Allstate Insurance Company in 1976 and held a number of positions prior to becoming Executive Vice President in 1989. Mr. Lower also serves on the boards of directors of the National Education Association Foundation for the Improvement of Education and the Abraham Lincoln Presidential Library and Museum. He is a director of Insurance Marketplace Standards Association and the Illinois Life Insurance Council. Mr. Lower is also past Chairman of Life Office Management Association and has served on the boards of the American Council of Life Insurers, Life Insurance Marketing and Research Association, Inc., Life Underwriter Training Counsel, National Association of Variable Annuities and the American College. He is Vice Chair of our Compensation Committee and a member of our Investment and Finance Committee.

RAYMOND L. OCAMPO JR., 53, has been one of our directors since May 1999. He has served as President and Chief Executive Officer of Samurai Surfer LLC, a private consulting and investment company, since April 2004. Mr. Ocampo co-founded the Berkeley Center for Law & Technology and served as Executive Director from August 1997 through December 1999. Mr. Ocampo was Senior Vice President, General Counsel and Secretary at Oracle Corporation from September 1990 until his retirement in November 1996. Mr. Ocampo joined Oracle in July 1986 and held various senior and executive positions with Oracle until retirement.

Mr. Ocampo is a member of the board of directors of CytoGenix, Inc., Intraware, Inc., Keynote Systems, Inc. and VitalStream Holdings, Inc. He is Chair of our Compensation Committee and a member of our Governance and Nominating Committee.

JOHN D. ROACH, 62, has been one of our directors since May 1997. Mr. Roach has served as the Chairman and Chief Executive Officer of Stonegate International, a private investment and advisory services firm, since 2001, and as Chairman of Unidare U.S., the North American subsidiary of Unidare plc, a public Irish company and a leading wholesaler of maintenance, repair and operation (MRO) supplies and products to the welding, safety and industrial markets since 2002. He served as the Chairman, President and Chief Executive Officer of Builders FirstSource from October 1997 to 2001. Prior to joining Builders FirstSource, he was the Chairman, President and Chief Executive Officer of Fibreboard Corporation. From 1987 to 1991, Mr. Roach held senior positions with Manville Corporation, having served as Executive Vice President—Operations, President of Building Products Operations and Chief Financial Officer. Prior to joining Manville, Mr. Roach was a strategy consultant and senior officer of Braxton Associates, Booz Allen Hamilton and The Boston Consulting Group. Mr. Roach currently serves on the boards of URS Corporation, Material Sciences and Kaiser Aluminum Corporation. Mr. Roach has previously served on the boards of directors of Fibreboard, Magma Power, Thompson PBE, the American Stock Exchange, NCI Building Systems and Washington Group International. He is a member of our Audit Committee.

DR. KENNETH T. ROSEN, 57, has been one of our directors since January 1995 and was a director of PMI Mortgage Insurance Co. from October 1993 through January 1995. Dr. Rosen was a Professor of Business Administration at the Haas School of Business at the University of California at Berkeley (“UCB”) from July 1978 until he retired in September 2005. He has been Chairman of the Fisher Center for Real Estate & Urban Economics at UCB since 1979. He is also Chairman of the Rosen Consulting Group, a real estate and mortgage market consulting firm. Dr. Rosen serves as the Chairman of Rosen Real Estate Securities. Dr. Rosen is also on the boards of directors of Golden West Financial Corporation and Avatar Holdings, Inc. He is Chair of our Investment and Finance Committee.

STEVEN L. SCHEID, 52, has been one of our directors since August 2002. Mr. Scheid currently serves as the Chairman of the Board of Janus Capital Group, Inc. (“Janus”). From April 2004 until December 31, 2005, Mr. Scheid served as Chief Executive Officer and Chairman of the Board of Janus. Mr. Scheid joined the Janus board in December 2002 and was appointed Chairman in January 2004. Prior to 2002, Mr. Scheid served as Vice Chairman of The Charles Schwab Corporation and President of Schwab’s retail group since 2000. Prior thereto, Mr. Scheid headed Schwab’s financial products and services group and was the firm’s Chief Financial Officer from 1996 through 1999. Mr. Scheid also serves on the board of directors of Autodesk, Inc. From 2001 to 2002, Mr. Scheid served on the Federal Advisory Council, which provides oversight to the Federal Reserve Board, Washington, D.C. The appointment was made by the 12th District Federal Reserve Bank. Mr. Scheid is Vice Chair of our Investment and Finance Committee.

L. STEPHEN SMITH, 56, has been one of our directors since February 2002. He has also been President and Chief Operating Officer of PMI and PMI Mortgage Insurance Co. since September 1998, and has been Chief Executive Officer of PMI Mortgage Insurance Co. since January 2004. He was Executive Vice President of Marketing and Field Operations of PMI Mortgage Insurance Co. since May 1994 and was elected to the same positions with PMI in January 1995. Prior thereto, he held various executive positions with the Company from 1991 to 1994. Mr. Smith joined us in 1979. Mr. Smith will succeed Mr. Haughton as CEO upon Mr. Haughton’s retirement as CEO of PMI on June 1, 2006. He is currently the President of the Mortgage Insurance Companies of America, the trade association for the mortgage insurance industry. He is a member of our Financial Guaranty Oversight Committee.

JOSÉ H. VILLARREAL, 53, has been one of our directors since May 2005. He has been a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP since July 1994. He currently serves on the board of directors of Wal-Mart Stores, Inc., and from 1993–1999 served as a presidential appointee to the board of directors of Fannie

Mae. He currently serves on the board of directors of the Close-Up Foundation, one of the nation’s leading civic education organizations and previously served as chairman of the board of the National Council of La Raza and Vice-Chairman of the board of the Congressional Hispanic Caucus Institute. In 2000, he served as national treasurer of the Gore-Lieberman presidential campaign. He is a member of our Investment and Finance Committee.

MARY LEE WIDENER, 67, has been one of our directors since January 1995 and was a director of PMI Mortgage Insurance Co. from October 1993 through January 1995. Ms. Widener has been President, Chief Executive Officer and a member of the board of directors of Neighborhood Housing Services of America since May 1974. Prior to the end of two four-year terms on December 31, 2003, Ms. Widener served as Chairman of the board of directors of the Federal Home Loan Bank of San Francisco. She is a member of the boards of directors of the S. H. Cowell Foundation, Operation Hope and Social Compact. She is a member of our Audit Committee and our Investment and Finance Committee.

RONALD H. ZECH, 62, has been one of our directors since May 1998. He retired in October 2005 as Chairman of GATX Corporation, a leading provider of specialized finance and leasing solutions to businesses and partners worldwide. GATX Corporation focuses primarily on rail, aircraft and marine assets. Mr. Zech was elected Chairman of GATX Corporation in April 1996, Chief Executive Officer in January 1996, and President in July 1994, serving as President through October 2004, and as Chief Executive Officer through April 2005. Mr. Zech is also on the board of directors of McGrath RentCorp. He is the Chair of our Financial Guaranty Oversight Committee and a member of our Compensation Committee and Governance and Nominating Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF PMI.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES.    Our Board of Directors Guidelines on Significant Corporate Governance Issues (“Governance Guidelines”) are attached to this Proxy Statement as Appendix A. Our corporate governance materials, including the Governance Guidelines and key committee charters, are published in the corporate governance section of our website at www.pmigroup.com and are available in print to any stockholder upon written request to the Secretary of the Company. Our Board and Board committees regularly review corporate governance developments and modify the Governance Guidelines, charters and practices as warranted. Any modifications are reflected on our website. Information contained on our website is not deemed incorporated into this Proxy Statement.

DIRECTOR INDEPENDENCE.    For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with PMI. The Board has established guidelines to assist it in determining director independence, which are consistent with the independence requirements in the New York Stock Exchange listing standards (“NYSE standards”). The independence guidelines, which are set forth in Appendix A to the Governance Guidelines, include categorical standards of independence based upon what the Board considers to be immaterial relationships or transactions. Applying these guidelines, the Board determined that all 13 current non-employee directors are independent: Mariann Byerwalter, Dr. James C. Castle, Carmine Guerro, Wayne E. Hedien, Louis G. Lower II, Raymond L. Ocampo Jr., John D. Roach, Dr. Kenneth T. Rosen, Steven L. Scheid, Richard L. Thomas, José H. Villarreal, Mary Lee Widener and Ronald Zech. Accordingly, the majority of the members of the Board of Directors are independent.

All members of the Audit, Compensation and Governance and Nominating committees of the Board must be, and are, independent directors. Members of the Audit Committee must and do satisfy additional SEC independence requirements.

CODE OF ETHICS.    All directors, officers and employees of PMI must act ethically at all times and in accordance with PMI’s Code of Business Conduct and Ethics. This Code and other related documents are published in the corporate governance section of our website at www.pmigroup.com. These documents and annual CEO certifications regarding compliance with listing requirements that are submitted to the NYSE and Pacific Exchange are available in print to any stockholder upon written request to the Secretary of the Company.

BOARD OF DIRECTORS.    Our Board of Directors currently consists of 15 directors, 13 of whom our Board has determined are independent directors under the requirements set forth in the New York Stock Exchange listing standards and our independence guidelines.

The Board of Directors held seven meetings and acted by written consent three times during 2005. Pursuant to the Board’s Governance Guidelines, directors are expected to attend our annual stockholders’ meeting, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2005, each director attended at least 75% of the Board meetings and meetings of committees of which he or she is a member. All of the directors attended the 2005 Annual Meeting, with the exception of Steve L. Scheid, who was unable to attend. Non-employee directors meet in executive session without any management directors or employees present at each regularly scheduled Board meeting. The Chair of the Governance and Nominating Committee presides at these meetings.

The Board of Directors has established an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, an Investment and Finance Committee, and a Financial Guaranty Oversight Committee. The Board has appointed only independent directors to the Audit, Compensation, Governance and Nominating and Investment and Finance committees.

AUDIT COMMITTEE.    Our Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which defines such a committee as one with the purpose of overseeing the accounting and financial reporting processes, and audits of the financial statements, of the issuer. The Audit Committee consists of Carmine Guerro, Chair, Mariann Byerwalter, Vice Chair, Dr. James C. Castle, John D. Roach, and Mary Lee Widener, all of whom have been determined to be independent. The Audit Committee held nine meetings in 2005. Information regarding the functions performed by the Audit Committee is set forth in the Audit Committee Report, included in this Proxy Statement, and the Audit Committee Charter, included in this Proxy Statement as Appendix B and published in the corporate governance section of our website at www.pmigroup.com. The Board of Directors has determined that Ms. Byerwalter and Messrs. Guerro, Castle and Roach are “audit committee financial experts” within the meaning of applicable SEC rules.

COMPENSATION COMMITTEE.    The Compensation Committee consists of Raymond L. Ocampo Jr., Chair, Louis G. Lower II, Vice Chair, Richard L. Thomas and Ronald H. Zech. The Compensation Committee held four meetings and acted by written consent once in 2005. The Compensation Committee reviews and approves all compensation actions relating to the Chief Executive Officer. The Compensation Committee also reviews and sets base salary levels, annual incentive awards and long-term incentives for those executive officers who have company-wide authority with salaries exceeding certain levels or who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee periodically retains outside and independent advisors as it deems necessary. The Compensation Committee’s Report on Executive Compensation is included in this Proxy Statement. The Compensation Committee’s Charter is published in the corporate governance section of our website at www.pmigroup.com.

GOVERNANCE AND NOMINATING COMMITTEE.    The Governance and Nominating Committee consists of Richard L. Thomas, Chair, Wayne E. Hedien, Vice Chair, Mariann Byerwalter, Raymond L. Ocampo Jr. and Ronald H. Zech. The Governance and Nominating Committee held four meetings in 2005. The committee develops and monitors our corporate governance practices and procedures and monitors the responsibilities of Board members, in consultation with the Chairman of the Board. It also makes periodic reports to the Board of

Directors regarding our governance practices. The Governance and Nominating Committee assists the Board of Directors in its assessment of the Chief Executive Officer, and assists the Chairman in the annual self-assessment process for the Board of Directors. It advises the Board with respect to the size and composition of the Board and recommends prospective directors to assist in creating a balance of knowledge, experience and capability on the Board. The committee also reviews recommendations regarding director compensation. The Governance and Nominating Committee’s Charter is published in the corporate governance section of our website at www.pmigroup.com.

The Governance and Nominating Committee will consider all stockholder recommendations for candidates for the Board. Such recommendations should be sent to the Governance and Nominating Committee, c/o Corporate Secretary, The PMI Group, Inc., 3003 Oak Road, Walnut Creek, California 94597, should include the candidate’s qualifications and other relevant biographical information, and should provide confirmation of the candidate’s consent to serve as a director. In addition to considering candidates suggested by stockholders, the Governance and Nominating Committee considers potential candidates recommended by current directors and others. The Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Governance and Nominating Committee determines whether the candidate meets minimum qualifications and possesses specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate. The Governance and Nominating Committee presents its recommended nominees to the Board.

The Governance and Nominating Committee’s minimum qualifications and specific qualities and skills required for directors, and additional information on its procedures, are set forth in Sections 18 and 19 of our Governance Guidelines in Appendix A. The minimum qualifications generally include the highest standards of personal character, the intent and ability to act in the best interests of shareholders, leadership experience, sound judgment, sufficient availability to serve and the absence of conflicts of interest. The Governance and Nominating Committee did not engage a third party consultant to identify potential candidates in 2005 or to date in 2006.

INVESTMENT AND FINANCE COMMITTEE.    The Investment and Finance Committee consists of Dr. Kenneth T. Rosen, Chair, Steven L. Scheid, Vice Chair, Louis G. Lower II, Wayne E. Hedien, Mary Lee Widener and José H. Villarreal. The Investment and Finance Committee held five meetings in 2005. The Investment and Finance Committee oversees our investment portfolio and reviews our capital structure, investment policies, insurance program and other financial matters. The Investment and Finance Committee also sets our dividend policy, recommends to the Board of Directors the amount and timing of dividends and provides oversight of the work of the pension plan administrative committee.

FINANCIAL GUARANTY OVERSIGHT COMMITTEE.    The Financial Guaranty Oversight Committee consists of Ronald H. Zech, Chair, W. Roger Haughton and L. Stephen Smith. The Financial Guaranty Oversight Committee held four meetings in 2005. The Financial Guaranty Oversight Committee oversees our investment in FGIC Corporation.

COMMUNICATING WITH THE BOARD OF DIRECTORS.    The Board of Directors welcomes communications from stockholders and other interested parties. Third parties may communicate with the Board, its committees, or any individual director by writing to the director(s) at the address of our headquarters, care of our General Counsel, calling (866) 525-5213, or sending an email to directors@pmigroup.com. All such communications will be received by the General Counsel, who will forward each communication to the appropriate director or Board committee as soon as possible.

DIRECTORS – COMPENSATION AND BENEFITS

Directors who are employees of PMI or its subsidiaries do not receive additional compensation for their services as directors. Annual cash retainer fees for non-employee directors, effective October 1, 2005, are set forth in the following table. Annual retainer fees are paid in quarterly installments

Non-Employee Director Annual Retainer Fees*
Board Members	$60,000
Chair of Audit Committee	$15,000
Chairs of Compensation, Governance and Nominating, and Investment and Finance Committee	$10,000
Members of the Financial Guaranty Oversight Committee	$70,000

*	Prior to October 1, 2005, the annual retainer fees were as follows: board members—$50,000; Audit Committee Chair—$15,000; Chairs of Compensation, Governance and Nominating, and Investment and Finance Committee—$7,500; and members of the Financial Guaranty Oversight Committee—$60,000.

Non-employee directors also receive quarterly, non-discretionary stock unit grants. The quarterly grants consist of that number of stock units which, when multiplied by the market price per share of our common stock on the date of the award, equals $25,000. The amount was increased to $25,000 from $21,250 effective October 1, 2005. The stock units vest upon the earlier of cessation of Board service due to retirement, death, disability, resignation or non-reelection to the Board, or the fifth anniversary of the award date and, upon exercise, are payable in shares of common stock, on the basis of one share for each stock unit. In addition, a non-employee director may elect to defer the payout of his or her stock units in accordance with PMI’s Equity Incentive Plan.

Under PMI’s 2005 Directors’ Deferred Compensation Plan (which also refers to its predecessor plan), each non-employee director may defer receipt of his or her retainer fees. The minimum permitted deferral is $5,000. All amounts deferred are deemed to be invested in phantom shares of our common stock. On any date, the value of each share of phantom stock will equal the fair market value of a share of our common stock, including reinvestment of any dividends. At the time a director makes a deferral election, he or she must also elect the time and method for payment of the deferred amounts. Phantom shares of our common stock will be paid in cash. Directors are also reimbursed for reasonable expenses incurred in attending Board and committee meetings.

All directors and certain officers, including the named executive officers, have entered into indemnification agreements with the Company pursuant to which the Company is obligated to provide defense and indemnification, including advancement of expenses, in the event that certain claims are asserted against the covered individuals. The Company also provides directors’ and officers’ liability insurance for its directors and officers.

Non-Employee Director 2005 Compensation Table

Name	Annual Cash Retainer	Committee Fees	Stock Units (1)	Total
Mariann Byerwalter	$52,500	$7,500	$88,750	$148,750
Dr. James C. Castle	52,500	—	88,750	141,250
Carmine Guerro	52,500	7,500	88,750	148,750
Wayne E. Hedien	52,500	—	88,750	141,250
Louis G. Lower II	52,500	—	88,750	141,250
Raymond L. Ocampo Jr.	52,500	8,125	88,750	149,375
John D. Roach	52,500	15,000	88,750	156,250
Dr. Kenneth T. Rosen	52,500	8,125	88,750	149,375
Steven L. Scheid	52,500	15,000	88,750	156,250
Richard L. Thomas	52,500	8,125	88,750	149,375
José H. Villarreal (2)	33,270	—	46,250	79,520
Mary Lee Widener	52,500	—	88,750	141,250
Ronald H. Zech	52,500	47,500	88,750	188,750

(1)	The value of the stock units granted in 2005 to each director is based on the underlying common stock as of the grant date as follows: 6,213 shares valued at the average of the high and low market prices of $41.04 per share on January 18, 2005; 7,124 shares valued at the average of the high and low market prices of $35.80 per share on April 15, 2005; 6,822 shares valued at the average of the high and low market prices of $40.50 per share on July 15, 2005; and 8,512 shares valued at the average of the high and low market prices of $38.18 per share on October 17, 2005.

(2)	Mr. Villarreal was elected a director of PMI on May 19, 2005.

DIRECTORS’ STOCK OWNERSHIP GUIDELINES.    In order to more closely align the interests of non-employee directors with those of our stockholders, the Board of Directors established stock ownership guidelines for all non-employee directors. The desired level of stock ownership is to be achieved over a period of five years from the date of first election or appointment as a director. Non-employee directors are expected to own common stock of PMI that has a market value equal to a minimum of five times a director’s annual retainer fee for Board service. Stock owned for purposes of the guidelines includes: (a) shares purchased in the open market or upon the exercise of options, including shares held in a retirement plan, (b) stock awarded under PMI’s former Stock Plan For Non-Employee Directors, (c) stock and stock units awarded under the Equity Incentive Plan, (d) common stock equivalents held in the 2005 Directors’ Deferred Compensation Plan, and (e) vested stock options that have an exercise price below the current market price for our common stock (and such vested options are valued at the amount by which the market price of our common stock exceeds the option’s exercise price). As of March 23, 2006, non-employee directors had met approximately the following percentages of the target amount under our stock ownership guidelines based on the closing price of our common stock on March 23, 2006 of $45.83 per share: Byerwalter—172%, Dr. Castle—853%, Guerro—134%, Hedien—654%, Lower II—249%, Ocampo Jr.—479%, Roach—765%, Dr. Rosen—532%, Scheid—147%, Thomas—2,850%, Villarreal—27%, Widener—307% and Zech—489%.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 23, 2006, unless otherwise noted, certain stock ownership information regarding: (a) all stockholders known by PMI to be the beneficial owners of five percent or more of our common stock, (b) each nominee and current director of PMI, (c) each Named Executive Officer listed in the Summary Compensation Table in this Proxy Statement, and (d) all directors, director nominees and executive officers of PMI as a group. For purposes of this table, a beneficial owner is generally any person or entity that directly, indirectly or through a family relationship has or shares the power to vote or direct the vote of the shares, has the power to trade or dispose of the shares, or has the right to acquire the ownership of any shares at any time within 60 days of March 23, 2006, through the exercise of any option, warrant, right or convertible security.

Common Stock Beneficially Owned (1)

Beneficial Owner	Number of Shares	Percentage of Class (%)
CAM North America, LLC. (2) 399 Park Avenue New York, NY 10022	10,366,995	11.6%

FMR CORP. (3) 82 Devonshire Street Boston, Massachusetts 02109	9,242,095	10.3%

Lord, Abbett & Co. LLC. (4) 90 Hudson Street Jersey City, NJ 07302	5,310,999	5.9%

Directors and Nominees
Mariann Byerwalter (5)	25,468	*
Dr. James C. Castle (6)	60,968	*
Carmine Guerro (7)	9,363	*
W. Roger Haughton (8)	1,351,909	1.5%
Wayne E. Hedien (9)	65,318	*
Louis G. Lower II (10)	25,468	*
Raymond L. Ocampo Jr. (11)	42,268	*
John D. Roach (12)	65,468	*
Dr. Kenneth T. Rosen (13)	52,718	*
Steven L. Scheid (14)	9,363	*
L. Stephen Smith (15)	657,353	*
Richard L. Thomas (16)	228,018	*
José H. Villarreal (17)	0	*
Mary Lee Widener (18)	39,695	*
Ronald H. Zech (19)	47,668	*

Executive Officers
Bradley M. Shuster (20)	247,730	*
Donald P. Lofe, Jr. (21)	163,624	*
Victor J. Bacigalupi (22)	227,216	*

All directors, nominees and executive officers as a group
(22 persons including those named above) (23)	3,921,049	4.2%

*	Less than 1%

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, PMI believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 89,339,431 shares of our common stock outstanding as of March 23, 2006. Shares subject to options exercisable on March 23, 2006 or within 60 days thereafter are deemed outstanding for computing the percentage ownership of the person holding such options.

(2)	Based on Schedule 13G filed with the SEC jointly by CAM North America, LLC, Smith Barney Fund Management LLC, Salomon Brothers Asset Management Inc., Citigroup Asset Management Limited, Legg Mason Asset Management (Japan) Co., Ltd., and TIMCO Asset Management Inc. (collectively, “the CAM Group”) on January 10, 2006, the CAM Group beneficially owned 10,366,995 shares, sharing voting and dispositive power over all such shares.

(3)	Based on Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2006, FMR Corp. on behalf of itself and three other reporting persons (“FMR”) beneficially owned 9,242,095 shares, held sole voting power as to 94,338 of such shares and held sole dispositive power as to all of such shares. According to the filing, FMR had no shared voting or shared dispositive power over such shares.

(4)	Based on Schedule 13G filed with the SEC on February 14, 2006, Lord, Abbett & Co. LLC beneficially owned 5,310,999 shares, holding sole voting and dispositive power over all such shares.

(5)	Includes 2,218 shares and options to purchase 23,250 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(6)	Includes 42,218 shares and options to purchase 18,750 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 5,640 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan and 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(7)	Includes 1,238 shares and options to purchase 8,125 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 1,237 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan and 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(8)	Includes 84,437 shares, 90,000 shares of restricted stock, options to purchase 1,165,508 shares of common stock exercisable within 60 days of March 23, 2006, 10,188 shares of common stock deemed owned under PMI’s Savings and Profit-Sharing Plan (the “401(k) Plan”), 1,606 shares of common stock deemed owned under PMI’s Employee Stock Purchase Plan (the “ESPP”) and 170 shares owned by members of Mr. Haughton’s immediate family. Does not include 67,670 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan (which also refers to its predecessor plan) and 30,000 performance shares. Mr. Haughton’s restricted stock and performance shares vest on the earlier of (i) the day following our 2006 Annual Meeting or June 1, 2006, subject to his continued employment through the vesting date, (ii) the event of termination of service due to death or disability or (iii) the event of a change of control as defined in the Equity Incentive Plan.

(9)	Includes 22,568 shares and options to purchase 42,750 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(10)	Includes 2,218 shares and options to purchase 23,250 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 5,001 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan and 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(11)

Includes 8,018 shares and options to purchase 34,250 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 7,386 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan and 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(12)	Includes 18,218 shares and options to purchase 47,250 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 8,890 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan and 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(13)	Includes 9,968 shares and options to purchase 42,750 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 4,614 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 200 Directors’ Deferred Compensation Plan and 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(14)	Includes 1,238 shares and options to purchase 8,125 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 2,077 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan and 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(15)	Includes 11,116 shares, 50,000 shares of restricted stock, options to purchase 590,059 shares of common stock exercisable within 60 days of March 23, 2006, 1,131 shares of common stock deemed owned under the 401(k) Plan and 5,047 shares of common stock deemed owned under the ESPP. Does not include 18,522 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

(16)	Includes 153,018 shares, options to purchase 51,000 shares of common stock exercisable within 60 days of March 23, 2006, 20,000 shares of common stock held by the Thomas Family Limited Partnership in which Mr. Thomas has a 2.5% ownership interest, and 4,000 shares of common stock held in a charitable remainder unitrust of which Mr. Thomas is a trust beneficiary. Does not include 7,722 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan and 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(17)	Does not include 1,766 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(18)	Includes 3,320 shares held directly, of which 375 shares are held by a partnership of which she and a family member are partners, and options to purchase 36,375 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(19)	Includes 4,918 shares and options to purchase 42,750 shares of common stock exercisable within 60 days of March 23, 2006. Does not include 7,481 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the 2005 Directors’ Deferred Compensation Plan and 3,947 unvested stock units granted to non-employee directors under the Equity Incentive Plan.

(20)	Includes 11,670 shares, 50,000 shares of restricted stock, options to purchase 185,613 shares of common stock exercisable within 60 days of March 23, 2006 and 447 shares of common stock deemed owned under the 401(k) Plan. Does not include 20,715 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

(21)	Includes 5,000 shares, 25,000 shares of restricted stock, options to purchase 131,275 shares of common stock exercisable within 60 days of March 23, 2006, 447 shares of common stock deemed owned under the 401(k) Plan and 1,902 shares of common stock deemed owned under the ESPP. Does not include 5,864 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

(22)

Includes 5,966 shares, 25,000 shares of restricted stock, options to purchase 195,337 shares of common stock exercisable within 60 days of March 23, 2006, 911 shares of common stock deemed owned under the

401(k) Plan and 2 shares of common stock deemed owned under the ESPP. Does not include 6,582 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

(23)	See notes 5 through 22 above. Includes 16,810 shares, 75,000 shares of restricted stock, options to purchase 505,476 shares of common stock exercisable within 60 days of March 23, 2006 and 2,102 shares of common stock deemed owned under the 401(k) Plan, by PMI’s four additional executive officers that are not required to be individually included in the table above, as well as 1,600 shares held by a QTIP trust for which one of such additional executive officers is a co-executor, and 447 shares deemed owned by the spouse of on such officer in the 401(k) Plan. Does not include 37,899 shares of common stock equivalents arising from the four additional executive officers’ elections to defer payment of compensation pursuant to the 2005 Officer Deferred Compensation Plan.

EXECUTIVE COMPENSATION

Except as otherwise indicated, the following Summary Compensation Table sets forth information on compensation for the last three years for the Chief Executive Officer and for each of our four other most highly compensated executive officers during 2005 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation		Other Compensation (4)
Name and Principal Position		Salary	Bonus (1)	Other Annual Compensation (2)	Restricted Stock Awards (3)	Securities Underlying Options (#)
W. ROGER HAUGHTON Chairman of the Board and Chief Executive Officer	2005 2004 2003	$800,000 775,000 750,000	$1,315,000 1,400,000 419,198	$39,075 20,200 29,200	$0 2,532,600 1,608,600	175,675 172,563 163,300	$12,600 9,000 144,824

L. STEPHEN SMITH Director, President and Chief Operating Officer	2005 2004 2003	525,000 500,000 425,000	750,000 767,700 213,791	39,075 20,200 29,200	1,850,000 0 0	98,700 89,205 109,249	12,600 9,000 10,200

BRADLEY M. SHUSTER President, International and Strategic Investments	2005 2004 2003	400,000 330,000 315,000	506,000 450,384 140,850	39,075 20,200 29,200	1,850,000 0 0	62,745 49,165 53,168	12,600 9,000 94,935

DONALD P. LOFE, JR. Executive Vice President and Chief Financial Officer	2005 2004 2003	360,000 315,000 300,000	411,250 400,000 267,375	39,075 201,820 282,771	925,000 0 159,150	50,075 37,000 44,200	35,969 10,563 0

VICTOR J. BACIGALUPI Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2005 2004 2003	360,000 320,000 308,000	401,250 409,440 129,113	39,075 20,200 29,200	925,000 0 0	53,314 44,341 47,635	12,600 9,000 59,195

(1)	With the exception of Mr. Lofe, all Bonus amounts shown were earned during the stated year and paid in the following year. Mr. Lofe’s 2003 Bonus amount of $267,375 includes a $150,000 relocation bonus paid in 2003 and a bonus of $117,375 earned in 2003 and paid in 2004.

(2)	Other Annual Compensation for each executive included the following for each of the past three fiscal years: financial planning services, tax return preparation services and an automobile allowance. In addition, in 2004, Mr. Lofe, who was appointed Executive Vice President and Chief Financial Officer of the Company in 2003, received relocation expense reimbursement of $56,819 and tax reimbursement payments totaling $114,801 in connection with relocation payments made in 2003, and in 2003 he received relocation payments of $155,000 and relocation expense reimbursement to him and third parties of $98,571.

(3)

The $2,532,600 in Restricted Stock Awards granted to Mr. Haughton in 2004 consisted of 60,000 shares of restricted stock granted on May 27, 2004, valued at $42.21 per share, the closing price of our common stock on the grant date. The $1,608,600 in Restricted Stock Awards granted to Mr. Haughton in 2003 consisted of 30,000 shares of restricted stock and 30,000 performance shares granted on May 22, 2003, valued at $26.81 per share, the closing price of our common stock on the grant date. Mr. Haughton’s restricted stock and performance shares vest on the earlier of (i) the day following our 2006 Annual Meeting or June 1, 2006, subject to his continued employment through the vesting date, (ii) the date of termination of service due to death or disability, or (iii) the event of a change of control as defined in the Equity Incentive Plan. At December 31, 2005, Mr. Haughton’s unvested restricted stock and performance shares had a value of $4,928,400, based upon a closing common stock price of $41.07 per share on December 30, 2005. The $1,850,000, $1,850,000, $925,000 and $925,000 in Restricted Stock Awards granted in 2005 to Messrs. Smith, Shuster, Lofe and Bacigalupi, respectively, consisted of 50,000, 50,000, 25,000 and 25,000 shares of restricted stock granted to each respectively on May 19, 2005, valued at $37.00 per share, the closing price of our common stock on the grant date. These awards will vest as to 100% of the shares on the earlier of (i) the fourth anniversary of the grant subject to continued service as an employee, director or consultant through the vesting date; (ii) the date of termination of service due to death or disability as defined by the Equity Incentive Plan; or (iii) the event of a change of control as defined by the Equity Incentive Plan. At December 31, 2005, Messrs. Smith’s Shuster’s, Lofe’s and Bacigalupi’s unvested restricted stock had values of $2,053,500, $2,053,500, $1,026,750 and $1,026,750, respectively, based upon a closing common stock price of $41.07 per share on December 30, 2005. The $159,150 in Restricted Stock Awards granted to Mr. Lofe in 2003 consisted of 5,000 shares of restricted stock granted on January 6, 2003, valued at $31.83 per share, the closing price of our common stock on the grant date. Mr. Lofe’s restricted stock granted in 2003 vested on January 6, 2006. Restricted stock has the same dividend and voting rights as other common stock.

(4)	Other Compensation for 2005 represents employer matching contributions of $12,600 to each of the Named Executive Officers’ accounts under the 401(k) Plan and, in the case of Mr. Lofe, a matching contribution under the 2005 Officer Deferred Compensation Plan of 569 shares of our common stock equivalents with an aggregate value of $23,369 based upon $41.07 per share, the closing price of our common stock on December 30, 2005. With the exception of Mr. Lofe, Other Compensation for 2004 represents employer matching contributions of $9,000 to each of the Named Executive Officers’ accounts under the 401(k) Plan. Mr. Lofe received a matching contribution under the 2005 Officer Deferred Compensation Plan (which also refers to its predecessor plan) of 253 shares of our common stock equivalents with an aggregate value of $10,563, based upon $41.75 per share, the closing price of our common stock on December 31, 2004. With the exception of Mr. Lofe, Other Compensation for 2003 represents employer matching contributions of $10,200 to each of the Named Executive Officers’ accounts under the 401(k) Plan; and a matching contribution under the 2005 Officer Deferred Compensation Plan to the accounts of Messrs. Haughton, Shuster and Bacigalupi of 3,616, 2,276, and 1,316 shares of our common stock equivalents, respectively, with aggregate values of $134,624, $84,735 and $48,995, respectively, based upon $37.23 per share, the closing price of our common stock on December 31, 2003. For information concerning the compensation paid or to be payable to the Named Executive Officers under the Company’s Retirement Plan, Supplemental Employee Retirement Plan (“SERP”), 401(k) and 2005 Officer Deferred Compensation Plans, see “General Compensation and Benefit Plans” below.

OPTION GRANTS.    The following table is a summary of all stock options granted by PMI to the Named Executive Officers during 2005. Individual grants are listed separately for each Named Executive Officer. PMI has not granted any stock appreciation rights.

Option Grants in Last Fiscal Year

	Individual Grants					Grant Date Value
Name	Number of Shares Underlying Options Granted (1)		% of Total Options Granted to All Employees in Fiscal Year (2)	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value ($) (3)
W. Roger Haughton	160,000		12.11%	$38.17	02/16/2015	$2,226,576
	15,675	*	1.19%	40.28	03/04/2006	230,164

L. Stephen Smith	98,700		7.47%	38.17	02/16/2015	1,373,519

Bradley M. Shuster	61,100		4.62%	38.17	02/16/2015	850,274
	971	*	0.07%	41.94	03/04/2006	14,845
	277	*	0.02%	40.41	03/04/2006	4,510
	397	*	0.03%	40.41	02/11/2007	6,464

Donald P. Lofe, Jr.	50,075		3.79%	38.17	02/16/2015	696,849

Victor J. Bacigalupi	50,075		3.79%	38.17	02/16/2015	696,849
	3,239	*	0.25%	42.11	02/12/2008	49,721

*	Automatic grants upon exercise of options under certain conditions. See Footnote 1 below.

(1)	The options have a per share exercise price equal to the fair market value of a share of common stock on the grant date and generally vest in three equal installments on the first, second and third anniversaries of the grant date, assuming continued employment with PMI. In May 2005, in connection with the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R and in order to significantly reduce PMI’s future pre-tax expenses, the Compensation Committee approved the acceleration of vesting of unvested out-of-the-money stock options awarded to employees, including executive officers. The affected options include stock options awarded to PMI executives in 2004 and 2005. As a result of the acceleration, these options, which would have vested over three years, immediately vested. However, we have prohibited PMI’s executive officers from selling any shares acquired upon exercise of the accelerated options prior to the date such options would have vested pursuant to the terms of the original awards. Options granted also include options which were automatically granted by PMI to the optionee upon such optionee’s exercise of a previously granted option by payment of the exercise price and/or tax withholding requirements with already-owned shares of our common stock pursuant to the Equity Incentive Plan. Such options are generally exercisable on the same terms and conditions as the previously granted option, except that they vest either six months after or immediately upon the grant date and have a per share exercise price equal to the fair market value of a share of common stock on the new option grant date. The required exercise price and tax withholding may be paid in cash and/or shares of common stock that would otherwise have been received on exercise. Such options do not carry a subsequent automatic grant feature; accordingly, no further options are granted upon exercise of these options. Options may, at the election of PMI, be converted to stock appreciation rights.

(2)	Represents the percentage of total options to purchase common stock granted under the Equity Incentive Plan to employees of PMI and its subsidiaries during 2005.

(3)	The estimated dollar amounts under this column were calculated as of the date of grant of the options using a Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield—0.47%, expected volatility—30.62%, risk-free interest rate—4.23% and expected life from grant date—six years. These amounts are not intended to forecast possible future appreciation, if any, of our stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock as well as the option holder’s continued employment through the vesting period.

The following table shows the number of shares of common stock acquired on the exercise of stock options during 2005, the value realized on the exercise of such options and the number of shares of common stock underlying unexercised options and the value of options outstanding as of December 31, 2005 for each of the Named Executive Officers. PMI has not granted any stock appreciation rights.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Roger Haughton	47,217	$1,072,625	1,132,737	54,433	$12,965,792	$703,819
L. Stephen Smith	0	0	594,678	27,666	6,103,261	357,721
Bradley M. Shuster	62,927	881,794	173,061	16,633	854,113	215,065
Donald P. Lofe, Jr.	0	0	116,542	14,733	588,522	164,438
Victor J. Bacigalupi	22,554	450,310	217,216	15,366	1,524,426	198,682

(1)	Value is based on the average of the high and low prices of our common stock on the New York Stock Exchange on December 30, 2005 (the last trading day of the year) of $40.96 per share less the exercise price of the option.

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2005.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column) (1)
Equity compensation plans approved by security holders (i.e., Equity Incentive Plan, ESPP and 2005 Officer Deferred Compensation Plan and predecessor plan)	7,411,910	$32.40	6,096,255
Equity compensation plans not approved by security holders	N/A

(1)	This amount includes 70,867 shares available for issuance under the Employee Stock Purchase Plan (“ESPP”) and 145,957 shares available for issuance as a Company match under the 2005 Officer Deferred Compensation Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

The following descriptions of compensation arrangements reflect the terms and conditions of the arrangements as of the date hereof. The Company intends to amend its plans and agreements as necessary by the end of the year in accordance with the transitionary relief afforded pursuant to regulations adopted under Section 409A of the Internal Revenue Code, affecting deferred compensation. The Company’s compensation plans and arrangements are being administered in accordance with Section 409A as applicable.

Mr. Haughton has announced his retirement as Chief Executive Officer, effective June 1, 2006. PMI did not, in connection with his announced retirement, enter into any special compensation arrangements with Mr. Haughton. Mr. Haughton will be entitled to receive certain payments and benefits under existing arrangements with the Company. In connection with his retirement, Mr. Haughton will be eligible to receive vested benefits accrued under PMI’s Retirement Plan and Supplemental Employee Retirement Plan in lump sums equal, in the aggregate, to approximately $13.5 million. After retirement, Mr. Haughton will also receive the balance of his Officer Deferred Compensation Plan account (currently valued at approximately $4.6 million, of which approximately $452,000 represents past company matching contributions), and retiree medical benefits for life for which Mr. Haughton will contribute to premiums. Under the current program, PMI’s contribution to his retiree health premiums will be approximately $17,000 per year. These benefits and payments are in accordance with his existing employment arrangements, which are described under “General Compensation and Benefit Plans” below. Under the terms of PMI’s Equity Incentive Plan, unvested options to purchase 78,200 shares of common stock held by Mr. Haughton will vest at the date of retirement. All of Mr. Haughton’s unexercised options, including those that vest as a result of his retirement, will expire no later than June 1, 2009, three years from the date of his retirement as Chief Executive Officer. As of March 23, 2006, Mr. Haughton had unexercised options to purchase 1,243,708 shares of common stock. In the event that Mr. Haughton is re-elected to the Board of Directors of PMI, Mr. Haughton will be entitled to receive those non-employee director compensation and benefits described above under the heading, “Directors—Compensation and Benefits.”

The Equity Incentive Plan provides that upon termination of service due to retirement, death or disability, all outstanding stock options, restricted stock, performance shares and other common stock equivalents held by a participant, including executive officers of the Company, will become 100% vested and immediately exercisable. “Retirement” means termination of service on or after age 65, termination of service on or after age 55 provided that the participant has at least ten years of “Vesting Service” as defined in the Retirement Plan), or termination of service approved by the Company as an early retirement.

The Equity Incentive Plan also provides that upon a change of control, all outstanding stock options, restricted stock, performance shares and other common stock equivalents will become 100% vested and immediately exercisable. The Officer Deferred Compensation Plan provides that upon a change of control, a participant’s deferred compensation account will be distributed in full. Under the Equity Incentive Plan and the Officer Deferred Compensation Plan, “change of control” generally means the earliest to occur of: (a) the acquisition by any individual, entity or group of 20% or more of the then outstanding shares of our common stock (excluding acquisition directly from PMI, or by any employee benefit plan sponsored or maintained by PMI); (b) the failure of the current Board members, for any reason, to constitute at least a majority of the Board (excluding individuals whose election to the Board was approved by the current Board); (c) consummation by PMI of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of PMI or the acquisition of assets of another entity unless, following such business combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock and outstanding voting securities of PMI immediately prior to such business combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination; or (d) approval by our stockholders of a complete liquidation or dissolution of PMI.

We have also entered into Change of Control Employment Agreements (“Employment Agreements”) with certain of our senior officers, including Messrs. Haughton, Smith, Shuster, Lofe and Bacigalupi (the “Executives”), each Employment Agreement originally dated as of February 12, 1998, except for Mr. Lofe’s, which is dated as of January 6, 2003. We believe it is imperative to be able to maintain a stable and competent management base, and that our continued success depends, to a significant degree, on the skills and competence of our senior officers. The Employment Agreements are intended to assure that we will have the continued dedication of our senior officers by diminishing the inevitable distraction of such officers by virtue of the personal uncertainties and risks arising from the possibility, threat or occurrence of a change of control of PMI. Generally, severance benefits will be triggered under the Employment Agreements if a change of control occurs and the Executive’s employment is terminated (a) by the Executive for “good reason,” as defined in the Employment Agreements, or (b) by PMI other than for “cause,” death or “disability,” as defined in the Employment Agreements, during the three year period following a change of control. Under the Employment Agreements, “change of control” generally has the same meaning as described above for the Equity Incentive Plan and Officer Deferred Compensation Plan.

Payments and benefits payable under the Employment Agreements under these circumstances include a lump-sum cash payment of the aggregate of the following amounts: (i) the sum of the Executive’s annual base salary through the date of termination; a pro rata portion of the greater of either the Executive’s highest bonus earned under our annual incentive plans for the last three full fiscal years preceding the change of control or the Executive’s annual bonus earned during the last fiscal year prior to termination; any compensation previously deferred by the Executive; and any accrued vacation pay; (ii) up to three times (depending on the Executive involved) the sum of the Executive’s annual base salary and the greater of either the Executive’s highest bonus earned under our annual incentive plans for the last three full fiscal years preceding the change of control or the Executive’s annual bonus earned during the last fiscal year prior to termination; and (iii) the difference between the aggregate benefit under PMI’s Retirement Plan, as amended (the “Retirement Plan”), and PMI’s Supplemental Employee Retirement Plan (“SERP”) benefit which the Executive would have accrued (whether or not vested) had the Executive’s employment continued for up to three years (depending on the Executive involved) after the date of termination, and the actual vested benefit under such plans as of the date of the Executive’s termination of employment, with equivalent credit for purposes of eligibility for retiree medical benefits, although Executives who are at least age 50 on the date of termination are deemed to be eligible for retiree medical benefits; continuation of welfare benefit plan coverage for up to three years (depending on the Executive involved); and outplacement services not to exceed 15% of base salary. Under certain circumstances, a portion of the present value of the benefits payable under the Employment Agreement or upon the acceleration of the vesting of all outstanding stock options, restricted stock and performance shares could be subject to a 20% excise tax under the Internal Revenue Code of 1986, as amended (the “Code”), and be nondeductible by PMI. PMI has agreed, subject to limited exceptions, to reimburse the Executives for any such excise taxes, together with any additional excise or income taxes resulting from such reimbursement.

EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES.    The Compensation Committee of the Board of Directors has established stock ownership guidelines for our executive officers. The desired level of stock ownership is to be achieved over a period of five years from the date an individual becomes an executive officer. Executive officers are expected to own an amount of common stock that has a market value equal to a minimum range from three to six times (depending on the executive officer involved) such executive officer’s average annual base salary over the past five years. Executive officers are expected to achieve this ownership position through direct ownership of shares, indirect ownership through our 401(k) Plan, deferred compensation or equity incentive plans, or through vested stock options where the exercise price is less than the current market price of our common stock (and such vested options are valued at the amount by which the market price of our common stock exceeds the option’s exercise price). As of March 23, 2006, Messrs. Haughton, Smith, Shuster, Lofe and Bacigalupi have met approximately 747%, 725%, 452%, 341% and 400%, respectively, of their respective target amounts under our stock ownership guidelines based on the closing price of our common stock on March 23, 2006 of $45.83 per share.

GENERAL COMPENSATION AND BENEFIT PLANS.    The Named Executive Officers participate in certain equity incentive, retirement and profit-sharing plans sponsored by PMI, some of which are intended to qualify for tax-favored treatment under the Code. These plans include the Equity Incentive Plan; the ESPP; the Retirement Plan, a defined benefit pension plan intended to qualify under Section 401(a) of the Code; and the SERP, a nonqualified plan generally designed to provide benefits that otherwise would have been provided under the Retirement Plan but for the limitations under Sections 401(a)(17) and 415 of the Code. Pursuant to such limitations, compensation counted for purposes of the Retirement Plan could not exceed $210,000 for 2005. The Named Executive Officers are eligible to participate in the 2005 Officer Deferred Compensation Plan, which permits each participant to elect to defer receipt of part or all of his or her eligible compensation on a pre-tax basis. Under the 2005 Officer Deferred Compensation Plan, PMI makes a matching contribution equal to 25% of the amount a participant initially elects to defer into our common stock equivalent fund. The matching contribution is made in common stock equivalents and vests after three years of continued employment, and in the event of death, disability or a change of control. If a portion of a deferral initially deemed invested in the common stock equivalent fund (and therefore entitled to a matching contribution) is transferred out of that fund before the associated matching contribution vests, a pro-rata portion of the matching contribution is forfeited. PMI does not guarantee a minimum level of return for investments in the 2005 Officer Deferred Compensation Plan. In addition, the Named Executive Officers are eligible to participate in the 401(k) Plan, a defined contribution plan intended to qualify under Section 401(a) of the Code. PMI also makes matching and discretionary matching contributions to 401(k) Plan participants. The Named Executive Officers have received matching and discretionary matching contributions from PMI in 2003-2005 along with all other employees. Information concerning PMI’s matching contributions to the Named Executive Officers is provided above and details concerning the amounts contributed are discussed in Note 4 to the Summary Compensation Table.

The pension benefit under the Retirement Plan generally is based on the executive’s years of credited service and the average of his or her five highest consecutive years’ compensation in the last ten years of service, but will not be less than the minimum dollar amount specified for him or her under the Retirement Plan. The pension benefit under the SERP generally is based on the difference between the benefit that would have been payable to the executive under the Retirement Plan but for the restrictions of Sections 401(a)(17) and 415 of the Code and the benefit amount actually payable from the Retirement Plan. Credited service under both the Retirement Plan and SERP includes all service with PMI, Sears, Roebuck and Co. and Allstate Insurance Company. Benefits are computed on a straight-life annuity basis and are not subject to deduction for social security or other offset amounts.

The following table indicates the annual benefits the Named Executive Officers would receive at their normal retirement date if they continue as Company employees at the specified levels of compensation and for the years of credited service under the combined formulas of the Retirement Plan and the SERP. With the exception of Mr. Haughton and Mr. Smith, the substantial majority of such benefits would be paid out of the Retirement Plan. The participants are also eligible to elect lump sum distributions upon retirement.

Retirement Plan and SERP Table

Remuneration	Years of Service
	5	10	15	20	25	30	35	40
$300,000	31,000	62,000	94,000	125,000	156,000	188,000	219,000	242,000
500,000	53,000	106,000	160,000	213,000	266,000	320,000	373,000	412,000
700,000	75,000	150,000	226,000	301,000	376,000	452,000	527,000	581,000
900,000	97,000	194,000	292,000	389,000	486,000	584,000	681,000	751,000
1,100,000	119,000	238,000	358,000	477,000	596,000	716,000	835,000	920,000
1,300,000	141,000	282,000	424,000	565,000	706,000	848,000	989,000	1,090,000
1,500,000	163,000	326,000	490,000	653,000	816,000	980,000	1,143,000	1,259,000
1,700,000	185,000	370,000	556,000	741,000	926,000	1,112,000	1,297,000	1,429,000
1,900,000	207,000	414,000	622,000	829,000	1,036,000	1,244,000	1,451,000	1,598,000
2,100,000	229,000	458,000	688,000	917,000	1,146,000	1,376,000	1,605,000	1,768,000
2,300,000	251,000	502,000	754,000	1,005,000	1,256,000	1,508,000	1,759,000	1,937,000
2,500,000	273,000	546,000	820,000	1,093,000	1,366,000	1,640,000	1,913,000	2,107,000
2,700,000	295,000	590,000	886,000	1,181,000	1,476,000	1,772,000	2,067,000	2,276,000

Note:	Assumes age 65 typical retirement. Amounts represent total annual benefit payable under both the Retirement Plan and the SERP. The amount shown is for a single life annuity. If another form of benefit is elected, such as a joint and survivor annuity, the benefit amount will be lower.

Compensation under the Retirement Plan and SERP is generally based upon the total annual cash compensation paid to the participant for services rendered to PMI and its affiliates, including pre-tax deferrals, but excluding certain items such as equity-based compensation and the value of employer contributions to employee benefit plans. The benefits listed in the Retirement Plan and SERP Table are not subject to any deduction for social security or other offset amounts. The compensation covered by the Retirement Plan and SERP in 2005 (without Code limitations) was $2,200,000, $1,292,700, $850,384, $760,000 and $769,440, for Messrs. Haughton, Smith, Shuster, Lofe and Bacigalupi, respectively. As of December 31, 2005, Messrs. Haughton, Smith, Shuster, Lofe and Bacigalupi had approximately 36, 28, 10, 3 and 9 years of service, respectively, under the Retirement Plan and SERP. See “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” above, for a description of Mr. Haughton’s retirement benefits under the Retirement Plan and SERP.

Our Named Executive Officers also participate in group health, life and disability insurance plans, including retiree health benefit plans, made available to our employees and pursuant to which PMI pays a portion or all of the applicable premiums. Our Named Executive Officers are eligible to participate in the Employee Stock Purchase Plan, which is described in Item 3 of this Proxy Statement.

Except to the extent otherwise specifically stated by PMI, the Compensation Committee Report on Executive Compensation, related disclosure including the Performance Graph, and those portions of the Audit Committee Report that are not deemed filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference into any filing with the SEC, and shall not otherwise be deemed filed with the SEC.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee reviews and determines the compensation of the Chief Executive Officer, the other executive officers listed in the Summary Compensation Table contained in this Proxy Statement (the “Named Executive Officers”), and other members of senior management who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. In this regard, the Committee oversees PMI’s compensation and equity plans, including reviewing and approving stock equity grants to executive officers. The Committee’s charter, which is published in the governance section of PMI’s website at www.pmigroup.com, reflects these and other responsibilities.

The Committee’s membership is determined by the Board. The Board has determined that the Committee is composed entirely of independent directors based on the New York Stock Exchange listing standards and the Board’s guidelines on non-management director independence, which are set forth in Appendix A of this Proxy Statement. The Committee met four times in 2005.

The Committee retains an independent consultant to assist the Committee in fulfilling its responsibilities. The independent consultant is engaged by, and reports directly to, the Committee. The independent consultant assists the Committee in its periodic review of the effectiveness and competitiveness of PMI’s executive compensation program.

COMPENSATION PHILOSOPHY.    The Committee’s guiding philosophy is to provide executive compensation that attracts, motivates and retains highly talented executives that are critical to the creation of shareholder value. Specifically, the objectives of our executive compensation program are to:

•	offer a competitive total compensation package;

•	tie a significant portion of compensation to PMI’s achievement of its goals; and

•	align the interests of PMI’s executive team with those of PMI’s shareholders.

These objectives are supported by the three major elements of our compensation program: base salaries, annual performance incentive opportunities, and the potential for long-term rewards under PMI’s equity incentive program.

We believe that our compensation practices must be competitive with those of other employers with which PMI competes for talent. Accordingly, we review at least annually comparative compensation information derived from a peer group of companies (the “Compensation Peer Group”). PMI’s competitors for executive talent are not the same companies that would be included in an industry index established to compare stockholder returns because PMI requires skills and perspectives from a broader range of backgrounds. With the assistance of the independent consultant, we selected diversified insurance and financial services companies similar in scope and size to PMI to include in the Compensation Peer Group for 2005. Those companies are: Ambac Financial Group Inc., Assured Guaranty Ltd, Cincinnati Financial Corporation, Everest Re Group Ltd, Genworth Financial, Golden West Financial Corp., IndyMac Bancorp, Inc., MBIA Inc., MGIC Investment Corp., Old Republic International Corporation, PartnerRE Ltd, Radian Group Inc., StanCorp Financial Group, Inc. and W.R. Berkley Corporation. Our compensation decisions are further informed by our review of additional market and pay level data relating to companies of similar size to PMI in a broad range of industries.

Our compensation decisions are driven by PMI’s performance and our assessment of each executive officer’s performance and potential to enhance shareholder value. A significant portion of executive compensation is contingent upon the achievement of PMI’s short- and long-term financial objectives, including earnings growth and the creation of shareholder value. In particular, annual incentive awards are based upon quantitative and qualitative factors, including the achievement of pre-established corporate goals and the Committee’s assessment of the performance of each executive. Key factors affecting the Committee’s assessments include the nature and scope of the executive officer’s responsibilities, and his or her level of experience, effectiveness in leading corporate initiatives, and success in creating a culture of integrity and compliance. While we consult with the CEO with respect to our assessment of other PMI executives, the Committee does not consult with the CEO or other members of management with regard to the CEO’s compensation.

We include a significant equity component in total compensation to motivate executives to meet PMI’s long-term financial goals and to align our executives with PMI’s shareholders. Our focus on stockholder value creation is further supported by our policy of minimum stock ownership levels for executives. We also believe that the multi-year vesting of stock options, performance shares and restricted stock awarded to executives furthers the goal of executive retention.

Our decisions involving 2005 executive compensation were made within the framework described above. In making our decisions, we took the appropriateness of each executive officer’s entire package into account when evaluating each element of compensation. A table showing the compensation provided to the Named Executive Officers in 2005 is set forth in this report under the heading, “2005 Compensation.”

BASE SALARIES.    We review salary ranges and individual salaries for executive officers annually. Base salary levels are generally targeted at the median (50th percentile) level among companies included in the Compensation Peer Group and adjusted in light of individual experience, responsibilities, tenure and performance. In 2005, we implemented base salary increases that averaged 8.5% for the Named Executive Officers (excluding the Chief Executive Officer).

PERFORMANCE-BASED ANNUAL INCENTIVES.    Annual incentive awards to PMI’s executives are governed by PMI’s Bonus Incentive Plan. The incentive opportunities are generally targeted at the median (50th percentile) level among companies included in the Compensation Peer Group. The Plan provides for the payment of bonuses from a pool determined by the Committee but not to exceed 5% of PMI’s net income. If PMI does not achieve any net income, no bonuses are paid under the Plan. The Plan also limits the amount that can be paid to any one executive to 30% of the pool determined by the Committee.

Annual incentive awards are primarily designed to focus management on key financial measures and corporate initiatives that promote stockholder value. Awards are tied to PMI’s performance and measured against objective criteria set by the Committee as well as the Committee’s overall assessment of the executive’s performance. Maximum annual incentive payments (expressed as a percentage of base salary) are set for each executive at the beginning of each fiscal year. Actual awards may range from zero to the maximum percentage set by the Committee. The maximum award percentages we set in 2005 for the Named Executive Officers (excluding the CEO) ranged from 150% of base salary to 200% of base salary. Also in 2005, we established the following performance measures:

•	2005 consolidated net income, and

•	2005 net income attributable to the operations overseen by PMI Capital Corporation.

(The two measures above exclude realized gains and losses, extraordinary items under GAAP, and any impact of changes in accounting principles, including the impact of share based compensation. Both measures include the financial results of PMI’s equity interest in SPS Holding Corp. prior to the closing of the sale of PMI’s interest in SPS and exclude income statement adjustments after the closing of such sale. Both measures are adjusted to reflect lost investment income from stock repurchase activities authorized by the Board of Directors.)

We weighted these two factors 60% and 40%, respectively. In addition to these performance measures, we also established that no annual incentive payouts would be awarded unless PMI earned a threshold return on average equity that was at least four percentage points above the 10-year U.S. Treasury bond yield for 2005.

Based upon these performance measures and other quantitative and qualitative factors such as our consideration of each executive’s performance, in February 2006 we awarded PMI’s Named Executive Officers the 2005 annual incentive awards shown in the 2005 Compensation Table of this Report. The award amounts we set with respect to the Named Executive Officers (excluding the CEO) ranged from 111.5% of 2005 base salary to 142.9% of 2005 base salary.

LONG-TERM INCENTIVES.    Long-term incentives reward management for increasing stockholder value. They are generally targeted to position PMI’s executives competitively between the 50th and 75th percentile of PMI’s peer group. Stock options are generally awarded on an annual basis to officers and key employees of PMI and its affiliates. In consultation with the independent consultant, we determine the dollar values of stock option grants to executives (usually based upon a percentage of base salary). Using a Black-Scholes based valuation methodology determined by the Committee in consultation with the independent consultant, the dollar value selected by the Committee is then translated into the particular number of shares to be awarded. The Committee has the discretion to further adjust these awards in light of the executive’s performance during the prior fiscal year. Stock options and other long-term incentive awards are made under PMI’s Equity Incentive Plan.

Stock Options.    During 2005, executive officers received awards of stock options scheduled to vest in three equal installments on the first, second and third anniversaries of the grant, assuming continued employment with PMI. The stock options granted have a per share exercise price equal to 100 percent of the fair market value of a share of common stock on the grant date, with a maximum term of up to ten years. The stock options awarded to PMI’s Named Executive Officers in 2005 are shown above in the table “Option Grants in Last Fiscal Year.” Estimates of the stock option awards’ dollar values as of the grant date are shown in the 2005 Compensation Table in this report.

In May 2005, in connection with the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R and in order to significantly reduce PMI’s future pre-tax expenses, we approved the acceleration of vesting of unvested out-of-the-money stock options awarded to employees, including executive officers. The affected options included stock options awarded to PMI executives in 2004 and 2005. As a result of the acceleration, these options, which would have vested over three years, immediately vested. However, we have prohibited PMI’s executive officers from selling any shares acquired upon exercise of the accelerated options prior to the date such options would have vested pursuant to the terms of the original awards.

Restricted Stock.    In line with our goal of retaining high quality executives, in 2005 we granted restricted stock to PMI’s Named Executive Officers (excluding the CEO). The dollar values of these restricted stock grants, as of the date of grant, are shown in the 2005 Compensation Table below. The restricted stock awards will vest as to 100% of the shares on the fourth anniversary of the grant, subject to continued service through the vesting date. We believe that these grants assist PMI in its retention of key management, facilitate continuity with respect to management succession, and further align PMI’s executive officers with its shareholders. In 2003 and 2004, we awarded performance shares and restricted stock to PMI’s CEO for similar reasons.

Executive Ownership Guidelines.    Every executive is expected to achieve an ownership stake in PMI that has a market value at least equal to three to six times such executive’s annual base salary. Executive officers are expected to achieve this ownership position through direct ownership of shares, indirectly through various of PMI’s 401(k), deferred compensation or equity incentive plans or through vested stock options where the option exercise price is less than the current market price of PMI’s common stock (and such vested options are valued at the amount by which the market price of PMI’s common stock exceeds the option’s exercise price). The applicable level of stock ownership is to be achieved over a period of five years from the date of becoming an executive officer. The stock ownership levels of PMI’s Named Executive Officers are shown above in “Executive Officer Stock Ownership Guidelines.”

OTHER COMPENSATION.    PMI provides other benefits to executive officers that are not tied to individual or company performance and are intended to be part of a competitive overall compensation program. We review these benefits when we make compensation decisions. In particular, executive officers participate in PMI’s broad-based 401(k) and retirement plans and the officers deferred compensation plan. The text under the heading “General Compensation and Benefit Plans” above discusses these plans as they relate to the Named Executive

Officers. The 401(k) and deferred compensation plans in some instances include matching features and company matching amounts for the Named Executive Officers are included in the Summary Compensation Table above. Other benefits provided by PMI to its executive officers include life and medical insurance, financial planning and tax preparation services of approximately $17,000 per year, and an annual $16,200 automobile allowance. PMI has entered into change of control employment agreements with each of its executive officers. These agreements are designed to retain the executives in the event of a change of control. A description of the material terms of these agreements is contained above under “Employment Contracts, Termination of Employment and Change-In-Control Arrangements.”

CEO COMPENSATION.    The independent members of the Board of Directors annually assess the performance of Mr. Haughton, PMI’s Chief Executive Officer. In considering the CEO’s compensation, the Committee reviews the performance of PMI and the results of the assessment of Mr. Haughton. The Committee also considers comparative compensation information from the Compensation Peer Group and consults with the independent consultant with respect to the CEO’s compensation. With respect to 2005, the Committee recognized Mr. Haughton’s continuing execution of PMI’s strategy to be a diversified, global provider of credit enhancement products and services. In particular, the Committee took note of the significant growth in 2005 under Mr. Haughton’s leadership and oversight of PMI’s International and Financial Guaranty operations. The Committee also recognized PMI’s 11.7% increase in income from continuing operations after income taxes from $366.5 million in 2004 to $409.2 million in 2005. The Committee also recognized Mr. Haughton’s leadership role in the housing and mortgage insurance industries, and his development of candidates for leadership positions throughout PMI.

In 2005, we approved an increase in Mr. Haughton’s base salary from $775,000 for 2004 to $800,000 for 2005. This increase was intended to ensure that Mr. Haughton’s salary remains competitive with those companies with whom PMI compares itself. In 2005, we set Mr. Haughton’s maximum annual incentive award that could be awarded to him for 2005 at 230% of his 2005 base salary. In 2006, we awarded to Mr. Haughton an annual incentive award of $1,315,000, based upon 2005 performance and representing 164% of his 2005 base salary. We established this annual incentive award primarily based upon the 2005 performance measures approved by the Committee discussed above but also considered the qualitative factors described in the preceding paragraph.

In 2005, we awarded Mr. Haughton a stock option grant covering 160,000 shares. The stock options granted to Mr. Haughton originally were scheduled to vest in three equal installments on the first, second and third anniversaries of the date of the award, assuming continued employment with PMI. The stock options have an exercise price equal to 100% of the fair market value of PMI’s common stock on the grant date, and a maximum term of ten years. As discussed above, in May 2005 the vesting of these options was accelerated along with other options awarded to executives in 2004 and 2005. Like other executives, Mr. Haughton is not permitted to sell any shares acquired upon exercise of the accelerated options prior to the date such options would have vested pursuant to the terms of their original awards. In awarding the stock options, the Committee considered, among other factors, the continued alignment of the CEO’s interest with those of PMI’s shareholders, Mr. Haughton’s accomplishments in 2004, and the Committee’s long-standing goal of retaining high quality executives.

POLICY ON DEDUCTIBILITY OF COMPENSATION.    We also consider whether compensation paid to PMI’s executives will be fully tax deductible to PMI. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Chief Executive Officer and to each of the other four most highly compensated Named Executive Officers. The general rule is that annual compensation paid to any of these executives will be deductible to PMI only to the extent that it does not exceed $1,000,000 or qualifies as “performance-based” compensation under Section 162(m). The Committee has adopted a policy with respect to Section 162(m) providing that the compensation program continue to meet all the current tests required for compensation to be deductible for federal income tax purposes. We have the discretion to make nondeductible awards, to the extent we determine it is consistent with PMI’s best interests, to reward employees for excellent service or recruit new executives while taking into consideration the financial effects such action may have on PMI. All compensation paid out by PMI to its senior executives in 2005 was fully tax deductible.

2005 COMPENSATION.    Below is a summary of the dollar values of the cash compensation, long-term incentive awards and other annual compensation, including perquisites, provided to each Named Executive Officer in 2005:

2005 Compensation Table

	Cash Compensation			2005 Long-Term Incentive Awards (1)
	2005 Salary	Annual Incentive Awards (2)	Other Annual Compensation (3)	Restricted Stock (4)	Stock Options (5)	Other (6)
W. ROGER HAUGHTON Chairman of the Board and Chief Executive Officer	$800,000	$1,315,000	$39,075	$0	$2,456,740	$12,600

L. STEPHEN SMITH Director, President and Chief Operating Officer	525,000	750,000	39,075	1,850,000	1,373,519	12,600

BRADLEY M. SHUSTER President, International and Strategic Investments	400,000	506,000	39,075	1,850,000	876,093	12,600

DONALD P. LOFE, JR. Executive Vice President and Chief Financial Officer	360,000	411,250	39,075	925,000	696,849	35,969

VICTOR J. BACIGALUPI Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	360,000	401,250	39,075	925,000	746,570	12,600

(1)	Long-term incentive awards shown were granted by the Committee in February 2005 in consideration of PMI’s and the executive’s 2004 performance.

(2)	Annual incentive awards shown were awarded in February 2006 in consideration of PMI’s and the executive’s 2005 performance.

(3)	Other Annual Compensation includes those items disclosed in the “Other Annual Compensation” column of the Summary Compensation Table on page 15.

(4)	Amounts shown in the “Restricted Stock” column are from the “Restricted Stock Awards” column of the Summary Compensation Table on page 15.

(5)	Amounts shown in the “Stock Options” column are from the “Grant Date Present Value” column of the Table, “Options Grants in Last Fiscal Year,” on page 16.

(6)	Amounts shown in the “Other” column are from the “Other Compensation” column of the Summary Compensation Table on page 15.

The table above does not include: (1) increases in pension benefits that may have accrued to the Named Executive Officers in 2005; (2) compensation from the exercise of previously awarded stock options or from the vesting of previously awarded long-term incentives; (3) amounts realized on the sale of any shares purchased under the Employee Stock Purchase Plan; or (4) any earnings on amounts deferred under the Officer Deferred Compensation Plan. The actual dollar value that will ultimately be realized by the Named Executive Officer with respect to long-term incentive awards may differ substantially from the estimated values at the time of grant shown above.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Raymond L. Ocampo Jr., Chair

Louis G. Lower II, Vice-Chair

Richard L. Thomas

Ronald H. Zech

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, the following directors served as members of the Compensation Committee of the Board of Directors: Raymond L. Ocampo Jr., Chair, Louis G. Lower II, Vice Chair, Steven L. Scheid (until new committee assignments were made May 19, 2005), Richard L. Thomas and Ronald H. Zech. There were no interlocks or insider participation transactions or relationships among the Committee members and the Company during the past fiscal year.

PERFORMANCE GRAPH

The graph shown below compares the cumulative total stockholder return for our common stock for the last five fiscal years with that of the Standard & Poor’s 500 Index, the Russell 1000 Financial Services Index and the Mortgage Insurance Company Index. The graph plots the changes in value of an initial $100 investment over the indicated time periods, assuming all dividends are reinvested quarterly. The total stockholders’ returns are not necessarily indicative of future returns.

Comparison of The PMI Group, Inc. and Benchmarks

Total Return Index

Total Return* and Total Rate of Return**

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
PMI Total Rate of Return – 23.60%	100.00	99.24	89.24	111.04	125.03	123.60
MI Index Total Rate of Return – 17.64%	100.00	98.64	74.74	101.03	117.52	117.64
S&P 500 Total Rate of Return – 2.79%	100.00	88.17	68.73	88.41	97.99	102.79
Russell 1000 FIN SVS Total Rate of Return – 14.88%	100.00	86.04	72.93	95.12	107.62	114.88

Note:	These numbers represent an index of total return performance of our common stock versus the S&P 500 and Russell 1000 Financial Services indices and a Mortgage Insurance Company index (the latter including Radian Group, Inc., MGIC Investment Corporation and Triad Guaranty, Inc.) using the starting date of December 31, 2000 with a value of $100.

*Total Return    =    Capital Appreciation + Dividend Income for the period 12/31/00 – 12/31/05.

**Total Rate of Return	=	Total Return – 100
100

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own ten percent or more of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and more than ten percent stockholders are required by SEC regulations to furnish PMI with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of these Forms 3, 4 and 5 reports received by PMI, and certain written representations received from our directors and executive officers, PMI believes that all reports required to be filed under Section 16(a) were filed on a timely basis in 2005, with the exception of a Form 4 reporting the purchase of 700 shares by a family trust of which David Katkov, an executive officer, is a trustee and not a beneficiary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Dr. Kenneth T. Rosen has a significant ownership interest in the Rosen Consulting Group, a real estate and mortgage market consulting firm. During 2005, PMI paid $73,750 to the Rosen Consulting Group, for real estate-related consulting services. The arrangement was terminated in 2006 prior to any payments or the provision of any services, and it is not anticipated that this related party transaction with Dr. Rosen will be resumed.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of: (i) the integrity of PMI’s consolidated financial statements, (ii) PMI’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and PMI’s internal audit function; and to prepare this report. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by applicable listing standards of The New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

The Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix B, is reviewed at least annually by the Audit Committee and specifies the scope of the Audit Committee’s responsibilities. As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. PMI’s independent auditor is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed PMI’s audited consolidated financial statements for the year ended December 31, 2005 and related controls, compliance and other matters with management and the independent auditor. These discussions included those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. The Committee also reviewed management’s report on its assessment of the effectiveness of PMI’s internal control over financial reporting and the independent auditor’s report on management’s assessment and the effectiveness of PMI’s internal control over financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that our consolidated financial statements are fairly stated in all material respects, that the audit of our consolidated financial statements has been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that our auditors are in fact “independent.”

In reliance upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and as set forth in the Charter, the Audit Committee recommended to the Board of Directors that PMI’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CARMINE GUERRO, CHAIR

MARIANN BYERWALTER, VICE CHAIR

DR. JAMES C. CASTLE

JOHN D. ROACH

MARY LEE WIDENER

ITEM 2:    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as independent public auditors to audit our financial statements for the year ending December 31, 2006. During 2005, Ernst & Young LLP audited our financial statements and performed certain audit, audit-related, tax and other services under an agreement that was subject to alternative dispute resolution procedures and an exclusion of punitive damages with respect to both parties. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. This proposal is presented to the stockholders in order to permit them to participate in the selection of our auditors. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of other auditors; however, the Audit Committee reserves the right to retain Ernst & Young LLP regardless of stockholder ratification. Deloitte & Touche LLP currently provides internal audit services to PMI and reports directly to the Audit Committee.

Under the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the work of Ernst & Young LLP (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Ernst & Young LLP reports directly to the Audit Committee. To ensure auditor independence with regard to services performed and to comply with the Sarbanes-Oxley Act of 2002 and the rules of SEC and the New York Stock Exchange, the Audit Committee has established detailed policies and procedures specifying services that may be performed by Ernst & Young LLP for PMI and its subsidiaries. These policies and procedures further require the pre-approval of specified services to be performed by Ernst & Young LLP. Pursuant to such policies and procedures, the Audit Committee has delegated to the Audit Committee Chair, or in the event the Chair is unavailable, the Vice Chair, the authority to pre-approve the engagement of Ernst & Young LLP to provide certain audit, audit-related, tax and other permitted non-audit services. Any pre-approval decisions by the Chair or Vice Chair must be reported to the

Audit Committee at its next scheduled meeting. Additionally, an engagement letter satisfying specific requirements must be entered into before any such services may be provided by Ernst & Young LLP. PMI and its subsidiaries are further precluded under the policies and procedures from engaging Ernst & Young LLP to provide any services prohibited by the SEC. No services were approved pursuant to the “de minimis” services safe harbor exception in 2005.

Audit Fees.    Fees for audit services totaled approximately $2,724,000 for the year ended December 31, 2005 and approximately $2,088,000 for the year ended December 31, 2004. The fees paid in each year primarily related to the annual audits of PMI and its subsidiaries, reviews of our quarterly reports on Form 10-Q, consents, comfort letter procedures, attestation on internal controls over financial reporting required by section 404 of the Sarbanes-Oxley Act and audits of statutory financial statements required by state insurance departments and foreign regulatory bodies.

Audit-Related Fees.    Fees for audit-related services totaled approximately $461,000 for the year ended December 31, 2005 and approximately $340,000 for the year ended December 31, 2004. The fees paid in each year primarily related to due diligence in connection with acquisitions, actuarial opinions required by state insurance departments and foreign regulatory bodies and audits of PMI’s employee benefit plans.

Tax Fees.    Fees for tax services, including tax advice and tax planning, totaled approximately $55,000 for the year ended December 31, 2005 and approximately $74,000 for the year ended December 31, 2004. The fees paid in each year primarily related to tax compliance services.

All Other Fees.    Fees for all other services not included above totaled approximately $20,000 for the year ended December 31, 2005 and approximately $81,000 for the year ended December 31, 2004. The fees paid in each year principally related to Board and Board committee self-assessment survey compilation, a subscription for an accounting research tool and certain compliance reviews.

The Audit Committee believes that the provision of the services described above is compatible with the auditors’ independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS ITS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2006.

ITEM 3:    APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve an amendment (the “Amendment”) to our Employee Stock Purchase Plan (the “Plan”) to increase the maximum number of shares of our common stock (“Shares”) that may be issued under the Plan by 600,000 Shares so that we can continue to use the Plan to achieve the Company’s goals. No other material changes are being made to the Plan. Our stockholders have previously authorized a total of 600,000 Shares (as adjusted to reflect stock splits) for issuance under the Plan. As of March 23, 2006, 70,867 Shares remained available for issuance under the Plan.

We believe that the Plan benefits the Company and its stockholders by helping to attract, retain and motivate valued employees by offering them an opportunity to purchase Shares through convenient payroll deductions. To provide a reasonable reserve of Shares to permit us to continue offering this opportunity to eligible employees, in November 2005 the Compensation Committee of our Board of Directors (the “Committee”) approved the Amendment to the Plan, subject to stockholder approval at the Annual Meeting.

Approval of this proposal requires the affirmative vote of a majority of the Shares that are present in person or by proxy and entitled to vote at the Annual Meeting. Our Named Executive Officers have an interest in this proposal because they, along with other eligible employees, may participate in the Plan.

Description of the Amended Plan

The following paragraphs provide a summary of the principal features of the Plan, as amended, and its operation. The Plan, as amended, is set forth in its entirety as Appendix C to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix C.

Purpose

The purpose of the Plan is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase Shares through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligibility to Participate

Most employees of the Company and its participating subsidiaries are eligible to participate in the Plan. However, an employee is not eligible if he or she (1) owns or has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company, (2) normally is scheduled to work less than or equal to five months per calendar year, or (3) is below the legal age limit to open a stock brokerage account under applicable state law. Also, the Committee has the discretion to exclude employees who (a) have not completed at least one year of service since their last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (b) customarily work less than or equal to twenty hours per week (or such lesser period of time as may be determined by the Committee in its discretion), or (c) are officers or other managers. As of March 23, 2006, approximately 1,160 employees were eligible to participate in the Plan.

Administration, Amendment and Termination

The Committee administers the Plan. The members of the Committee serve at the pleasure of our Board of Directors (the “Board”). Subject to the terms of the Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Plan. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the Plan that it considers appropriate to promote the Company’s best interests, and to ensure that the Plan remains qualified under Section 423 of the Code. The Committee also may adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States. The Committee may delegate to any one or more of its members or to any other person the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

The Board or the Committee may amend or terminate the Plan at any time and for any reason. However, as required by Section 423 of the Code, certain material amendments to the Plan must be approved by the Company’s stockholders.

Number of Shares Available for Issuance Under the Plan

A maximum of 1,200,000 Shares will be available for issuance under the Plan if the Amendment is approved by our stockholders at the Annual Meeting. Shares sold under the Plan may be newly issued Shares or treasury Shares. In the event of any stock split, stock dividend or other change in the capital structure of the Company, the Board or the Committee may make such adjustment, if any, deemed appropriate in the number, kind and purchase price of the Shares available for issuance under the Plan and the various limits on Share purchases under the Plan.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the Plan. Employees join for an enrollment period of twenty-four months; provided, however, that an employee may cancel his or her enrollment at any time

(subject to Plan rules). Participating employees contribute to the Plan through payroll deductions. Participating employees generally may contribute any whole percentage or a specific dollar amount of their eligible compensation through after-tax payroll deductions, provided, that, the percentage or amount elected must result in expected payroll deductions of at least $25.00 per pay period (denominated in the base currency of the country of residence) and no more than $25,000 (in U.S. dollars) during any calendar year. From time to time, the Committee may establish a different maximum permitted contribution amount, change the definition of eligible compensation, or change the length of the enrollment periods (but in no event may any enrollment period exceed 27 months). After an enrollment period has begun, a participating employee may increase or decrease his or her contribution percentage (subject to Plan rules).

Purchase of Shares

Within each twenty-four month enrollment period, there are approximately four consecutive six-month purchase periods. On the last business day of each six-month purchase period (the “Purchase Date”), the Company uses each participating employee’s payroll deductions to purchase Shares for the employee. The price of the Shares purchased will be 85% of the lower of (1) the Shares’ market value on the first business day of the enrollment period (the “Enrollment Date”), or (2) the Shares’ market value on the Purchase Date. “Market value” under the Plan generally means the average of the high and low prices of a Share on the New York Stock Exchange for the day in question. However, during any single calendar year, no employee may purchase under the Plan more than the lower of (a) 700 Shares, or (b) $25,000 (in U.S. dollars) worth of Shares (based on the market value of the Shares on the applicable Enrollment Date(s)).

Termination of Participation

Participation in the Plan terminates when a participating employee’s employment with the Company or its participating subsidiary ceases for any reason, the employee no longer meets the eligibility requirements of the Plan, the employee withdraws from the Plan in accordance with its terms, or the Plan is terminated or amended such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of Shares that may be purchased under the Plan is determined, in part, by the Shares’ market value on the applicable Enrollment Date and Purchase Date and given that participation in the Plan is voluntary on the part of eligible employees, the actual number of Shares that may be purchased by any individual is not determinable. For illustrative purposes, we show below the number of Shares that were purchased during 2005 under the Plan by the individuals and groups identified below and the average per Share purchase price paid for such Shares.

Name of Individual or Group	Number of Shares Purchased	Average Per Share Purchase Price
W. Roger Haughton Chairman of the Board and Chief Executive Officer	0	—

L. Stephen Smith Director, President and Chief Operating Officer	917	$28.22

Bradley M. Shuster President, International and Strategic Investments	0	—

Donald P. Lofe, Jr. Executive Vice President and Chief Financial Officer	898	$28.22

Victor J. Bacigalupi Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	0	—

All current executive officers as a group	1,815	$28.22

All current directors who are not executive officers as a group (1)	0	—

All employees, including all current officers who are not executive officers, as a group	102,644	$30.33

(1)	Directors who are not employees of the Company or its participating subsidiaries are not eligible to participate in the Plan. Messrs. Smith and Lofe currently hold the ESPP shares they purchased in 2005.

U.S. Tax Aspects

Based on management’s understanding of current U.S. federal income tax laws, the tax consequences of the purchase of Shares under the Plan are briefly described below.

An employee will not have taxable income when the Shares are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of Shares purchased under the Plan.

For Shares which the employee does not dispose of until more than twenty-four months after the applicable Enrollment Date and more than twelve months after the applicable Purchase Date (the “holding period”), gain up to the amount of the discount (if any) from the market value of the shares on the Enrollment Date (or re-Enrollment Date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee disposes of the Shares for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the Shares’ market value on the Purchase Date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The Purchase Date begins the period for determining whether the gain (or loss) is short-term or long-term.

The Company generally may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of Shares purchased under the Plan within the holding period. The Company may not deduct any amount for Shares disposed of after the holding period.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

OTHER MATTERS

The Board of Directors does not know of any matters to be acted upon at the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies in consultation with the Board of Directors.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming stockholders’ meeting if they comply with the requirements of our bylaws and the proxy rules promulgated by the SEC. Proposals of stockholders intended for presentation at the 2007 Annual Meeting must be received by PMI for inclusion in its proxy statement and form of proxy relating to that meeting by December 13, 2006. Such proposals should be sent in writing by certified mail to the Secretary of PMI at 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals will not be accepted.

In accordance with our bylaws, in order to be properly brought before the 2007 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of PMI not less than 90 days or more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws must be received by PMI not before January 18, 2007, nor later than February 17, 2007, to be timely for consideration at the 2007 Annual Meeting. In addition, such proposals and nominations must contain certain information as set forth in our bylaws. You may request a copy of our bylaws by submitting a request in writing to the Secretary of PMI. Proposals and nominations should be sent in writing by certified mail to the Secretary of PMI at 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals or nominations will not be accepted.

April 12, 2006

Copies of this proxy statement and of our annual report on Form 10-K for the fiscal year ended December 31, 2005 are available by visiting our investor relations website at www.pmigroup.com or free of charge by writing to the Investor Relations Department of PMI at 3003 Oak Road, Walnut Creek, California 94597.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

APPENDIX A:

THE PMI GROUP, INC.

BOARD OF DIRECTORS GUIDELINES ON

SIGNIFICANT CORPORATE GOVERNANCE ISSUES

(Revised February 16, 2006)

1.	Director Duties and Responsibilities

The basic responsibility of the directors is to exercise their business judgment in good faith to act in what they reasonably believe to be the best interests of the Company. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of their fellow directors and the Company’s senior executives and outside advisors and auditors. Directors are expected to attend the Company’s annual shareholders’ meeting, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

2.	Chairman of the Board and Chief Executive Officer Positions

The Board remains free to decide whether the positions of Chairman of the Board (the “Chairman”) and Chief Executive Officer should be held by the same person. The Board will thus be in position to determine the best arrangement for the Company and its shareholders, given the changing circumstances of the Company and the composition of the Board.

3.	Standing Committees of the Board

The Board has the following standing committees: the Audit Committee, Compensation Committee, Financial Guaranty Oversight Committee, Governance & Nominating Committee, and Investment and Finance Committee. The Board may at any time form a new committee or disband an existing committee, other than a standing committee. Only independent directors may serve on the Audit, Compensation, Governance & Nominating and Investment and Finance committees.

4.	Assignment and Rotation of Committee Members

The Governance & Nominating Committee, with the concurrence of the Chairman, recommends to the Board, and the Board designates, the members and the chair(s) of the committees, except for the Governance & Nominating Committee, taking into account the preferences and experience of the individual directors. The Chairman recommends to the Board of Directors an individual to serve as Chair of the Governance & Nominating Committee, and those two individuals shall recommend to the Board of Directors other individuals to serve as members of the Governance & Nominating Committee. A majority of independent directors, other than members of the Governance & Nominating Committee, elect the Chair and other members of the Governance & Nominating Committee.

The Board reviews committee membership annually and considers whether membership of any committee should be changed. There are no fixed terms for committee membership. Committee chairs shall serve for a term of up to three years.

5.	Committee Meetings

Committee meetings are generally scheduled to coincide with regular Board meetings. The chair of any committee may call additional meetings as needed.

6.	Committee Agendas

The chair of each committee, in consultation with the appropriate officers and staff, develops the committee’s agenda. Directors may suggest additional agenda items and may raise at any meeting subjects that are not on the agenda.

7.	Agendas for Board Meetings

The Chairman of the Board establishes, and the Chair of the Governance & Nominating Committee as presiding director at the Board’s executive sessions shall review, the agenda for each Board meeting. Directors may suggest additional agenda items and may raise at any meeting subjects that are not on the agenda.

At least one Board meeting each year, normally in January or February, will be devoted to a review of the Company’s annual plan. The long-term strategic plan will be reviewed annually. One Board meeting will be in conjunction with the annual shareholders’ meeting.

8.	Board Materials Review and Distribution

Information that is important to the Board’s or a committee’s understanding of the business to be conducted is distributed to the members in advance of each meeting. Such information is presented in a concise manner, while still providing the necessary information. This permits more meeting time to be spent on discussion and questions from directors. If the subject is too sensitive to be distributed in writing, the presentation will be made at the meeting. Board members are expected to review the materials in advance of the meeting and contact senior management, if appropriate, with requests for additional information if needed.

9.	Executive Sessions of Non-Management Directors

At a minimum, the non-management directors meet in executive sessions at each regularly scheduled Board meeting. The Chair of the Governance & Nominating Committee chairs the executive sessions of the non-management directors.

10.	Board Access to Senior Management

Board members may initiate contact with the Company’s management.

The Chief Executive Officer invites key members of management to regularly attend Board meetings so that they may provide additional insight into the items being discussed. The Board expects that management will use this process to give exposure to managers with senior management potential.

11.	Board Compensation Review

At least bi-annually, an outside consultant prepares a report for the Governance & Nominating Committee on the status of the Company’s Board compensation in relation to other industry and peer companies.

The form and amount of Board compensation are proposed from time to time by the Governance & Nominating Committee, and are subject to discussion and concurrence by the Board. Such compensation will be set in accordance with the policies and principles established by the Governance & Nominating Committee and the Board of Directors in accordance with the listing standards of the New York Stock Exchange and applicable laws and regulations.

12.	Size of the Board

The Board believes that 9 to 15 members is the optimum size range for this Board.

13.	Composition of the Board

The Board will have a majority of directors who meet the Company’s criteria for independence, as well as the listing standards of the New York Stock Exchange and applicable laws and regulations. The Board believes that in most situations the Chief Executive Officer should be the only employee-director, but certain circumstances may warrant the addition of not more than a few others.

14.	Corporate Governance

The Governance & Nominating Committee develops and monitors the Company’s governance practices and procedures and directors’ responsibilities in consultation with the Chairman, senior management and outside advisors, and subject to the concurrence of the Board of Directors.

15.	Board Guidelines on Non-Management Director Independence

The Governance & Nominating Committee oversees the Board’s annual review of the independence of all non-management directors. In accordance with the listing standards of the New York Stock Exchange, to be considered independent a non-management director must be determined by the Board to have no material relationship with the Company (either directly or as a partner, shareholder or officer of a company that has a relationship with the Company) other than as a director. The Board has established the guidelines set forth in Appendix A to assist it in its determinations of director independence. The approval of the Governance & Nominating Committee shall be required for any new arrangement with the Company which would provide for payment by the Company to, or to the Company from, a non-management director, the director’s immediate family member or any entity (including a non-profit organization) affiliated with the director or family member. For purposes of these guidelines, “affiliated entity” shall mean one in which a director or immediate family member owns 10% or more or is a director, executive officer or general partner.

16.	Director’s Ownership of Shares

Each director is expected, over time, to accumulate and retain common shares that have a market value equal to a minimum of 5x the annual cash retainer. Stock owned for purposes of this guideline includes: (a) common stock, including shares held in a retirement plan, (b) common stock equivalents held in connection with The PMI Group, Inc. Directors’ Deferred Compensation Plan, (c) vested stock options that have an exercise price below the current market price for the Company’s common stock (and such vested options are valued at the amount by which the common stock market price exceeds the options’ exercise price), and (d) stock units. Ownership guidelines are reviewed concurrently with a review of Board compensation.

17.	Resignation or Retirement of Officers as Board Members

A director who is also an officer of the Company or any of its subsidiaries shall resign from the Board when he or she resigns or retires as an officer.

18.	Board Membership Criteria

The Board establishes the criteria for identifying individuals qualified to become Board members. The minimum criteria for selecting director nominees include, but are not limited to, the following:

a)	Highest standards of personal character, conduct and integrity.

b)	An understanding of the interests of shareholders, customers, employees, suppliers, communities and the general public, and the intention and ability to act in the interests of all shareholders.

c)	Experience in a position of leadership and substantial accomplishment in his or her field of endeavor, which may include business, government, not-for-profits or academia.

d)	The ability to understand and exercise sound judgment on issues related to the Company.

e)	A willingness and ability to devote the time and effort required to serve effectively on the Board, including preparation for and attendance at Board and committee meetings.

f)	Free of interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest.

19.	Selection of New Director Candidates

It is the responsibility of the Governance & Nominating Committee to identify and recommend nominees for director positions to the Board, which shall in turn submit its recommendations to the shareholders for election. The Governance & Nominating Committee considers candidates recommended by directors and shareholders consistent with the By-laws of the Company. Shareholders may submit written recommendations for nominees to the Chair of the Governance & Nominating Committee in care of the Company’s Secretary. The Governance & Nominating Committee shall generally decline to recommend any new non-employee candidate who would not be deemed independent under the independence guidelines set forth in Appendix A.

20.	Extending the Invitation to a New Potential Director

An invitation to stand for election to the Board may be extended by the Board itself, through its authorized delegates, which in most instances will be the Chair of the Governance & Nominating Committee.

21.	Assessing Board and Committee Performance

On behalf of the Board, the Governance & Nominating Committee oversees an annual evaluation of the Board’s performance and reports the results of such evaluation to the Board, preferably in the last quarter of the year. Each standing committee will perform an annual evaluation of its effectiveness. The results of these evaluations will be discussed with the full Board.

22.	Voting for Directors

Any director nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation to the Chairman of the Board promptly following certification of the shareholder vote. The Governance and Nominating Committee shall promptly consider the resignation submitted and recommend to the Board whether to accept it, conditionally accept it, or reject it. When formulating its recommendation, the Governance and Nominating Committee shall consider all factors deemed relevant by the members of the Governance and Nominating Committee including, without limitation, the stated reasons why shareholders “withheld” votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, and these Guidelines on Significant Corporate Governance Issues.

The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred. In considering the Governance and Nominating Committee’s recommendation, the Board will consider the factors considered by the Governance and Nominating Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the recommendation, the Company will promptly publicly disclose the Board’s decision whether to accept, conditionally accept or reject the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission.

To the extent that one or more directors’ resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Governance and Nominating Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Governance and Nominating Committee received a greater number of votes “withheld” from their election than votes “for” their election at the same election, then the independent directors who are on the Board who did not receive a greater number of votes “withheld” from their election than votes “for” their election will appoint a Board committee among themselves solely for the purpose of considering the tendered resignations and recommending to the Board whether to accept, conditionally accept or reject them. This Board committee may, but need not, consist of all of the independent directors who did not receive a greater number of votes “withheld” from their election than votes “for” their election or who were not standing for election.

This corporate governance guideline will be summarized or included in each proxy statement relating to an election of directors of the Company.

23.	Directors Who Change Their Present Job Responsibilities

Directors who change their principal employment or other responsibilities are expected to offer to resign from the Board.

While such a resignation may not be accepted, the practice provides an opportunity for the Board, initially through the Governance & Nominating Committee, to review the appropriateness of the member’s continued membership on the Board.

24.	Term Limits

While the Board has not established term limits, the Governance & Nominating Committee, in consultation with the Chairman, will periodically review each director’s continuation on the Board.

25.	Retirement Age

A director may not stand for re-election in the calendar year following the date of his or her 72nd birthday. The age limit may be waived upon the recommendation of the Chairman and CEO and the Governance & Nominating Committee, subject to approval of the Board.

26.	Formal Evaluation of the Chief Executive Officer

The Board performs an annual evaluation of the Chief Executive Officer. The Governance & Nominating Committee provides a written assessment of the Chief Executive Officer as part of the Board’s annual evaluation. The results of the evaluation are communicated to the Chief Executive Officer by one or more of the directors.

The evaluation is based on broad-based objective criteria such as the Company’s overall performance, accomplishment of long-term strategic objectives, leadership development, and other factors deemed relevant by the Governance & Nominating Committee.

The evaluation is used by the Compensation Committee in its annual review of the compensation of the Chief Executive Officer.

27.	Succession Planning

The Chief Executive Officer reports annually to the full Board on succession planning.

The Chief Executive Officer also communicates to the full Board his or her current recommendation as to a successor in case the Chief Executive Officer becomes unable to perform his or her duties.

The Board’s succession planning review should include policies and principles for Chief Executive Officer selection and performance review, including the evaluation of potential successors to the Chief Executive Officer and policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer.

28.	Communicating with Directors

The Audit Committee and the Board have established procedures to enable shareholders, employees and third parties to communicate with the Board, the presiding director of the Board or a particular Board committee, including the Audit Committee. All such communications, whether by letter, email or telephone, will be received by the General Counsel of the Company, who will forward them to the intended or appropriate recipients. Contact information and a description of the procedures for handling these communications is published in the proxy statement for each annual meeting and posted on the Company’s internet website.

29.	Non-Management Director Communications with Institutional Investors, the Press and Members of the Public

Management appoints persons to interact with institutional investors, the press and members of the public. Non-management directors ordinarily do not communicate directly with these constituencies about Company matters, unless requested to do so by the Board or management.

30.	Director Education/Orientation

Directors are strongly encouraged to attend annually a director education program. The Company shall reimburse the directors for all reasonable expenses incurred with attendance at such program. New directors shall participate in an orientation program including presentations by senior management conducted no later than two months after the time the new director joins the Board.

31.	Shareholder Rights Plan

Only non-management directors may participate in the review, discussion and voting concerning a shareholder rights plan.

32.	Independent Advisors

The Board and each committee have the power to hire at the expense of the Company independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

APPENDIX A TO

THE PMI GROUP, INC. BOARD OF DIRECTORS GUIDELINES ON

SIGNIFICANT CORPOR A TE GOVERNANCE ISSUES

Board Guidelines on Non-Management Director Independence

The PMI Group, Inc. Board of Directors has established the following guidelines to assist in its determinations of director independence.

Part A below sets out categories of relationships that are deemed material for the purposes of determining director independence. If a director has a relationship that falls within Part A, that director will not be considered independent. Part B sets out categories of relationships that are deemed categorically immaterial for the purposes of determining director independence. The fact that a particular relationship either is not addressed or exceeds the thresholds in Part B does not create a presumption that the director is or is not independent. In that case, the Board will determine, after taking into account all relevant facts and circumstances, whether such relationship is material.

A.	Impairment of Independence

1.	A director is not independent if:

(a)	the director is or was employed by The PMI Group, Inc. (together with its consolidated subsidiaries, the “Company”) within the last three years;

(b)	an “immediate family member” of the director, as that term is defined by the NYSE, is or was employed by the Company as an executive officer within the last three years;

(c)	the director (i) is currently a partner or employed by the Company’s independent auditor or internal auditor or (ii) was a partner or employee of such firm and personally worked on the Company’s audit within the last three years;

(d)	an immediate family member of the director (i) is a current partner of the Company’s independent auditor or internal auditor, (ii) is a current employee of the Company’s independent auditor or internal auditor and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (iii) was a partner or employee of such firm and personally worked on the Company’s audit within the last three years; or

(e)	the director, or an immediate family member of the director, is or was within the last three years employed as an executive officer by a company at the same time when a PMI executive officer serves or served on that company’s compensation committee.

2.	A director is not independent if, during any 12-month period within any of the preceding three years, the director or an immediate family member has received from the Company more than $100,000 in direct compensation, which shall not include: (a) director or committee fees and pension or other forms of deferred compensation for prior service; provided that such compensation is not contingent on continued service; (b) compensation for former service as an interim chairman or CEO or other executive officer; and (c) compensation received by an immediate family member for service as an employee at a level below executive officer. Audit Committee members, however, may not have any direct or indirect financial relationship with the Company other than as directors. Audit Committee members may receive directors’ fees in the form of cash, stock, stock units, stock options, deferred compensation, or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive.

3.

A director is not independent if the director is currently employed, or has an immediate family member currently employed, as an executive officer, by another company, including a tax exempt organization, that has made payments to or received payments from the Company for property or services in an amount that exceeds, in any of the last three fiscal years of such company, the greater of $1 million or 2% of the other company’s consolidated gross revenues.

B.	Categorical Standards of Independence

The following are categorically immaterial relationships for purposes of determining a director’s independence:

(a)	the director, a family member of the director, or an entity in which the director or a family member is an employee, partner, trustee or shareholder, has been indebted to the Company in an amount equal to or less than $60,000* at any time during the past fiscal year through the date of determination of independence. For this purpose, debt in the ordinary course of business shall not be counted.

(b)	the Company has been indebted to the director, a family member of the director, or an entity in which the director or family member is an employee, partner, trustee or shareholder, in the past fiscal year in an amount less than 1% of the total consolidated assets of the Company.

(c)	the director or a director’s family member serves as an employee, director or trustee of a tax-exempt organization and the Company’s contributions to the organization (excluding Company automatic matching of employee contributions) in any fiscal year are equal to or less than the greater of $1 million or 2% of that organization’s consolidated gross revenues.

(d)	the director or a family member has received an amount equal to or less than $60,000* in direct or indirect compensation from the Company in any fiscal year, excluding director or committee fees (whether in the form of cash or equity) and a director’s pension or other forms of deferred compensation for prior service that are not contingent on continued service.

(e)	the director or a family member currently serves as an executive officer or director of a company that has made payments to or received payments from the Company for property, goods or services in one or more business transactions in an amount in any fiscal year that is less than the greater of $1 million or 2% of the other company’s consolidated gross revenues.

(f)	the director or a family member is currently employed in a non-executive capacity by a company that has made payments to or received payments from the Company in any fiscal year for property, goods or services.

(g)	the director or a director’s family member is currently employed, or is a director or partner of an entity that provides goods or services to a trade or professional association, or tax-exempt organization of which the Company, its affiliates, directors or employees is a member, so long as (i) the Company or its affiliates, directors or employees do not have sole discretion over the engagement of such entity by such association or tax-exempt organization; and (ii) the director or director’s family member has no other relationship to such association or tax-exempt organization.

Notwithstanding the foregoing, no relationship shall be deemed categorically immaterial pursuant to this section that is required to be disclosed in SEC filings under Item 404 of Regulation S-K, as it may be amended from time to time.

*	Or such other threshold amount that is established by the SEC pursuant to Item 404 of Reg. S-K.

APPENDIX B:

THE PMI GROUP, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with management’s policies and procedures regarding legal and regulatory requirements and (3) the qualifications and independence of the external auditors and the performance of the Company’s internal audit function and independent external auditors.

The Audit Committee and its members shall meet the independence, experience and other requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually, recommend any proposed changes to the Board for approval and publish it in accordance with SEC regulations.

2.	Review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual report on Form 10-K and major issues regarding accounting and auditing principles and practices, including off-balance sheet structures, as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of estimates and judgments by management that would result in lower revenues and/or profits and in higher asset write-offs and /or greater liabilities on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

4.	Review with management and the independent auditor the effect of regulatory and accounting initiatives.

5.	Review with management and the independent auditor the Company’s quarterly financial statements (including the results of the independent auditors’ reviews of the quarterly financial statements) prior to the release of quarterly earnings, and in such event, the Audit Committee can be represented by its Chair.

6.	Review with management and the independent auditor the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly reports on Form 10-Q.

7.	Review disclosures made to the Audit Committee by the Company’s chief executive officer and financial officer during their certifications process for the annual report on Form 10-K and quarterly reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

8.	Meet periodically with management to review and discuss policies with respect to risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

9.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

10.	The Audit Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

11.	The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, or may establish policies and procedures for pre-approval, consistent with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission.

12.	Receive periodic reports from the independent auditor regarding the auditor’s independence in accordance with applicable standards, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

13.	Review and discuss quarterly reports from the independent auditors, including on:

a.	All critical accounting polices and practices used by the Company.

b.	All material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

c.	Other material communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

14.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

15.	Ensure the rotation of audit partners (as defined by the Commission) as required by law.

16.	Approve in advance the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

17.	Discuss with the independent auditor issues upon which it consulted with its national office.

18.	The Audit Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of the internal auditors for the purpose of preparing or issuing an audit report or related work. The internal auditors shall report directly to the Audit Committee.

19.	Review the significant reports to management prepared by the internal auditors and management’s responses.

20.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

21.	Obtain from the independent auditor assurance that if it detects or becomes aware of any illegal act, the Audit Committee is adequately informed and provides a report if the independent auditors have reached specific conclusions with respect to such illegal acts, as described under Section 10A of the Private Securities Litigation Reform Act of 1995.

22.	Obtain reports from management, the Company’s internal auditors and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Business Ethics Handbook, including disclosures of insider and affiliated party transactions.

23.	Discuss with the independent auditor the matters required to be discussed by the independent auditor regarding all relevant Statements on Auditing Standards, including but not limited to Statement on Auditing Standard No. 61, relating to the conduct of the audit.

24.	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

25.	Review with the independent and internal auditors any problems or difficulties such auditors may have encountered and management’s response, as well as any management or other letter provided by the auditors and the Company’s response to that letter. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreement with management.

b.	Any changes required in the planned scope of the audits.

c.	The internal auditor’s responsibilities, budget and staffing.

26.	Prepare an audit committee report as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

27.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s guidelines for ethical conduct.

28.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

29.	Meet at least quarterly with the chief financial officer, the internal auditor and the independent auditor in separate executive sessions.

30.	Meet at least four times annually with agendas for such meetings prepared or approved in advance by the Audit Committee Chair.

31.	Review its performance annually.

32.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

33.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are fairly stated in all material respects in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of management and the independent auditor.

APPENDIX C:

THE PMI GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

Proposed May 18, 2006 Amendment and Restatement

SECTION 1

PURPOSE

The PMI Group, Inc. (the “Company”), having established The PMI Group, Inc. Employee Stock Purchase Plan (the “Plan”) effective as of July 23, 1998, and having amended and restated the Plan most recently effective as of January 1, 2003, hereby again amends and restates the Plan in its entirety effective as of May 18, 2006, subject to approval by an affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Company’s 2006 Annual Meeting of Stockholders. The purpose of the Plan is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of the Company’s common stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Internal Revenue Code of 1986, as amended.

SECTION 2

DEFINITIONS

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Board” means the Board of Directors of the Company, except that any action that could be taken by the Board of Directors may also be taken by a duly authorized committee of the Board of Directors.

2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4 “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

2.5 “Common Stock” means the common stock of the Company.

2.6 “Company” means The PMI Group, Inc., a Delaware corporation.

2.7 “Compensation” means a Participant’s base salary or regular wages (including sick pay and vacation pay). The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.8 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in this Section 2.8. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed at least one year of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), or (4) is an officer or other manager. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved by the Employer, except that if the period of leave exceeds ninety days and the Employee’s right to reemployment is not guaranteed either by statute or by contract, he or she shall cease to be an Eligible Employee on the 91st day of such leave.

2.9 “Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. With respect to a particular Participant, Employer means the Company or Subsidiary (as the case may be) that directly employs the Participant.

2.10 “Employer” or “Employers” means any one or all of the Company and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

2.11 “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

2.12 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.13 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.14 “Plan” means The PMI Group, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

2.15 “Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.16 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

SHARES SUBJECT TO THE PLAN

3.1 Number Available.    A maximum of 1,200,000 shares of Common Stock shall be available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2 Adjustments.    In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

SECTION 4

ENROLLMENT

4.1 Participation.    Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

4.2 Payroll Withholding.    On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to any whole percentage (or such other amount that the Committee may establish from time to time for all options to be granted on any Enrollment Date). A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

SECTION 5

OPTIONS TO PURCHASE COMMON STOCK

5.1 Grant of Option.    On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option.    Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

5.3 Number of Shares Subject to Option.    The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. In addition and notwithstanding the preceding, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares in any calendar year during which such Participant is enrolled in the Plan at any time.

5.4 Other Terms and Conditions.    Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

(b) purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c) the price per share under the option will be determined as provided in Section 6.1; and

(d) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 6

PURCHASE OF SHARES

6.1 Exercise of Option.    Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be rolled over and used to purchase shares on the next Purchase Date (unless the individual no longer is a Participant, in which case the cash shall be refunded to him or her (without interest unless required by applicable law)). The price per Share of the Shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:

(a) the average of the high and low price per Share on the Grant Date on the New York Stock Exchange; or

(b) the average of the high and low price per Share on the Purchase Date on the New York Stock Exchange.

6.2 Delivery of Shares.    As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3 Exhaustion of Shares.    If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment, as determined by the Committee (in its discretion) in a uniform and nondiscriminatory manner. For example, the Committee may determine that such reduction method shall be “bottom up”, with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon, unless otherwise required by applicable law).

SECTION 7

WITHDRAWAL

7.1 Withdrawal.    A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company in such form and manner as the Committee may specify. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon, unless otherwise required by applicable law).

SECTION 8

CESSATION OF PARTICIPATION

8.1 Termination of Status as Eligible Employee.    A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon, unless otherwise required by applicable law).

SECTION 9

DESIGNATION OF BENEFICIARY

9.1 Designation.    Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

9.2 Changes.    A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3 Failed Designations.    If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

SECTION 10

ADMINISTRATION

10.1 Plan Administrator.    The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2 Actions by Committee.    Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3 Powers of Committee.    The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(c) To cause an account or accounts to be maintained for each Participant;

(d) To determine the time or times when, and the number of shares for which, options shall be granted;

(e) To establish and revise an accounting method or formula for the Plan;

(f) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(g) To determine the status and rights of Participants and their Beneficiaries or estates;

(h) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(j) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States; and

(k) To delegate to any one or more of its members or to any other person (including, but not limited to, Employees of any Employer), severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4 Decisions of Committee.    All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

10.5 Administrative Expenses.    All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

10.6 Eligibility to Participate.    No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7 Indemnification.    Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date (which, notwithstanding Section 2.15, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon, unless otherwise required by applicable law) as soon as administratively practicable.

11.2 Duration of the Plan.    The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 12

GENERAL PROVISIONS

12.1 Participation by Subsidiaries.    One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

12.2 Inalienability.    In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

12.3 Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 Requirements of Law.    The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.5 Withholding Requirements.    Prior to the delivery of any shares of Common Stock, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any taxes required to be withheld with respect to such Common Stock or its purchase, including (but not way of limitation) income taxes and payroll taxes of any taxing authority whose laws or rules are applicable to the Participant.

12.6 Compliance with Rule 16b-3.    Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.7 No Enlargement of Employment Rights.    Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.8 Apportionment of Costs and Duties.    All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.9 Construction and Applicable Law.    The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the United States and the State of California (excluding California’s conflict of laws provisions).

12.10 Captions.    The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

12.11 Miscellaneous.    All references contained herein to dollar amounts are denominated in United States Dollars without consideration of any currency exchange rates. Where applicable and unless otherwise determined by the Committee, all transactions denominated in currency other than U.S. Dollars, shall first be converted into its U.S. Dollar equivalent before determining application of the terms of the Plan.

EXECUTION

IN WITNESS WHEREOF, The PMI Group, Inc., by its duly authorized officer, has executed this restated Plan on the date indicated below.

THE PMI GROUP, INC.

Dated: ,2006
By:
Its:

ANNUAL MEETING OF STOCKHOLDERS

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO

ATTEND THE ANNUAL MEETING OF THE PMI GROUP, INC.

THURSDAY, MAY 18, 2006

9:00 A.M.

THE PMI GROUP, INC.

FIRST FLOOR CONFERENCE CENTER

3003 OAK ROAD

WALNUT CREEK, CALIFORNIA 94597

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE PMI’S EXPENSE IN SOLICITING PROXIES IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE.

THE PMI GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2006

The undersigned, revoking any proxy previously given, hereby appoints W. Roger Haughton, L. Stephen Smith and Victor J. Bacigalupi, or any of them, as Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 18, 2006 at 9:00 a.m. Pacific time at 3003 Oak Road, Walnut Creek, California, or any adjournments or postponements thereof as designated on the reverse side, and upon any and all matters which may properly be brought before the Annual Meeting or any adjournments or postponements thereof. Receipt of the 2006 Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted “FOR ALL NOMINEES” for Proposal 1 and “FOR” Proposals 2 and 3, and in the discretion of the Proxies upon such other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

THE PMI GROUP, INC.

May 18, 2006

PROXY VOTING INSTRUCTIONS

VOTE BY TELEPHONE

QUICK ** EASY ** IMMEDIATE

TO VOTE YOUR PROXY BY MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions.Have your proxy card available when you call.	ACCOUNT NUMBER

PLEASE DO NOT RETURN THE PROXY CARD IF VOTED BY TELEPHONE

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.    ¯

PROPOSALS 1, 2 AND 3 ARE SUBMITTED BY THE PMI GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of 14 Directors:			2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2006. 3. Approval of an amendment to the Employee Stock Purchase Plan.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES

NOMINEES:

O Mariann Byerwalter

O Dr. James C. Castle

O Carmine Guerro

O W. Roger Haughton

O Wayne E. Hedien

O Louis G. Lower II

O Raymond L. Ocampo Jr.

O John D. Roach

O Dr. Kenneth T. Rosen

O Steven L. Scheid

O L. Stephen Smith

O José H. Villarreal

O Mary Lee Widener

		O Ronald H. Zech		FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT (See instructions below)		In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.